Exhibit 10.5

EXECUTION COPY

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLANTIC BROADBAND GROUP, LLC

A Delaware Limited Liability Company

Dated as of March 1, 2004

TABLE OF CONTENTS

ARTICLE I Definitions		1
1.1	Definitions	1
1.2	Other Definitional Provisions	17

ARTICLE II Organization of the Company		17
2.1	Formation	17
2.2	Name	18
2.3	Principal Place of Business	18
2.4	Registered Office and Registered Agent	18
2.5	Term	18
2.6	Purposes and Powers	18

ARTICLE III Management of the Company		18
3.1	Board of Directors	18
3.2	Committees of the Board	21
3.3	Officers	21
3.4	Performance of Duties; Liability of Directors and Officers	23
3.5	Indemnification	23

ARTICLE IV Members; Voting Rights		24
4.1	Meetings of Members	24
4.2	Voting Rights	25
4.3	Registered Members	25
4.4	Limitation of Liability	25
4.5	Withdrawal; Resignation	25
4.6	Death of a Member	26
4.7	Authority	26
4.8	Outside Activities	26
4.9	Actions by Non-Voting Members	26

ARTICLE V Units; Membership		26
5.1	Units Generally	26
5.2	Authorization and Issuance of Units	27
5.3	Unit Certificates	28
5.4	Issuance of Units	28
5.5	New Members from the Issuance of Units	28
5.6	Options	28
5.7	Treatment of Repurchased Class D Common Units	31
5.8	Effect on Dilution Factor of Certain Events	31
5.9	Determination of Class E Common Redemption Price	32

ARTICLE VI Capital Contributions and Capital Accounts		33
6.1	Capital Contributions	33
6.2	Capital Accounts	33

-i-

6.3	Negative Capital Accounts	35
6.4	No Withdrawal	35
6.5	Loans From Unitholders	35
6.6	Status of Capital Contributions.	35

ARTICLE VII Distributions		36
7.1	Generally	36
7.2	Order of Priority	36
7.3	No Right to Receive Certain Distributions	38
7.4	Tax Advances	39
7.5	Indemnification and Reimbursement for Payments on Behalf of a Unitholder	39
7.6	Non-Cash Distributions	40
7.7	Redemption of Series A Preferred Units	40

ARTICLE VIII Allocations		40
8.1	Regular Allocations	40
8.2	Regulatory and Special Allocations	42
8.3	Curative Allocations	42
8.4	Tax Allocations	43

ARTICLE IX Elections and Reports		43
9.1	Generally	43
9.2	Tax Status	44
9.3	Reports	44
9.4	Tax Elections	44
9.5	Tax Controversies	44
9.6	UBTI/ECI	45

ARTICLE X Dissolution and Liquidation		45
10.1	Dissolution	45
10.2	Liquidation	45

ARTICLE XI Transfer of Units		47
11.1	Restrictions	47
11.2	General Restrictions on Transfer	47
11.3	Procedures for Transfer	48
11.4	Legend	49
11.5	Limitations	50

ARTICLE XII Miscellaneous Provisions		50
12.1	Notices	50
12.2	Governing Law	51
12.3	Headings and Sections	51
12.4	Amendment and Waiver	52
12.5	Binding Effect	54
12.6	Counterparts	55

-ii-

12.7	Severability	55
12.8	Remedies	55
12.9	Waiver of Jury Trial	55
12.10	No Strict Construction	55
12.11	Entire Agreement	56
12.12	Parties in Interest	56
12.13	Inconsistent Provisions of the Members Agreement	56
12.14	Submission to Jurisdiction	56
12.15	Time of the Essence; Computation of Time	56

EXHIBITS:

Exhibit A	Form of Joinder [New Members] to Amended and Restated Limited Liability Company Agreement

Exhibit B	Form of Joinder [Option Holders] to Amended and Restated Limited Liability Company Agreement

Exhibit C	Form of Joinder [Option Exercise] to Amended and Restated Limited Liability Company Agreement

Exhibit D	Dilution Factor Adjustment Example

Exhibit E	Distribution Example

SCHEDULES:

Schedule A	Officers of the Company as of March 1, 2004

Schedule B	Members and Option Holders Schedule as of March 1, 2004

-iii-

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLANTIC BROADBAND GROUP, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) dated as of March 1, 2004 of Atlantic Broadband Group, LLC, a Delaware limited liability company (the “Company”), by and among the Company and the Persons from time to time parties to this Agreement and listed on the Members and Option Holders Schedule attached hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Section 1.1 hereof.

WHEREAS, on the date hereof, the Company will issue (i) Series A Preferred Units and Class E Common Units pursuant to the terms of the Preferred Securities Purchase Agreement, (ii) Class A Common Units and Class B Common Units pursuant to the terms of the Investors Securities Purchase Agreement, (iii) Class D Common Units pursuant to the terms of the Incentive Unit Purchase Agreements and (iv) Options to purchase Class A-2 Common Units pursuant to the terms of the Option Agreement;

WHEREAS, the Persons acquiring Units on the date hereof as described in clauses (i) through (iii) in the immediately preceding recital shall be admitted as Members of the Company; and

WHEREAS, this Agreement amends and restates in its entirety the Limited Liability Company Agreement of Atlantic Broadband Group, LLC dated as of September 15, 2003 (the “Existing Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby amend and restate the Existing Agreement in its entirety as follows:

ARTICLE I

Definitions

1.1 Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):

“ABRY Directors” has the meaning set forth in the Members Agreement.

“ABRY Partners” means ABRY Partners IV, L.P.

“Adjusted Capital Account Deficit” means, with respect to any Capital Account as of the end of any Fiscal Year or other period, the amount (if any) by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance will be (a) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Person is obligated to contribute to the Company or is treated as being so obligated pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Adjusted Taxable Income” of a Unitholder for a Fiscal Year (or portion thereof) with respect to Units held by such Unitholder means the federal taxable income allocated by the Company to the Unitholder with respect to such Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided that such taxable income (or alternative minimum taxable income, as the case may be) shall be computed (i) as if all excess taxable losses and excess taxable credits allocated with respect to such Units were carried forward (taking into account the character of any such loss carryforward as capital or ordinary), and (ii) taking into account any special basis adjustment with respect to such Unitholder resulting from an election by the Company under Code Section 754.

“Affiliate” means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person. For the purpose of this definition, “control,” when used with reference to any specified Person, means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble hereof.

“AMP” means ABRY Mezzanine Partners, L.P., a Delaware limited partnership.

“Bankruptcy” means, with respect to a Member, (i) that such Member has (A) made an assignment for the benefit of creditors; (B) filed a voluntary petition in bankruptcy; (C) been adjudged bankrupt or insolvent, or had entered against such Member an order of relief in any bankruptcy or insolvency proceeding; (D) filed a petition or an answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of such nature; or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidation of such Member or of all or any substantial part of such Member’s properties; (ii) 120 days have elapsed after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (iii) 90 days have elapsed since the appointment without such Member’s consent or acquiescence of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member’s properties and such appointment has not been vacated or stayed or the appointment is not vacated within 90 days after the expiration of such stay.

“Board” has the meaning set forth in Section 3.1(a) hereof.

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a) The initial Book Value of any Company asset contributed by a Unitholder to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

(b) The Book Value of each Company asset shall be adjusted to equal its gross Fair Market Value, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Unitholder of more than a de minimis amount of Company assets (other than cash) as consideration for all or part of its Units unless the Board determines that such adjustment is not necessary to reflect the relative economic interests of the Unitholders in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

(c) The Book Value of a Company asset distributed to any Unitholder shall be the Fair Market Value of such Company asset as of the date of distribution thereof;

(d) The Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Company asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section § 1.704-1(b)(2)(iv)(m); provided that Book Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d); and

(e) If the Book Value of a Company asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) above, such Book Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses.

“Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or the Commonwealth of Massachusetts.

“Capital Account” means the capital account maintained for a Member or Option Holder pursuant to Section 6.2 hereof.

“Capital Contribution” means any contribution to the capital of the Company in cash or property by a Member or Option Holder, whenever made.

“Catch-Up Amount” at any time means the largest aggregate amount of Distributions (on a per-Point basis) which has theretofore been paid in respect of any single Common Unit.

“CEO Director” has the meaning set forth in the Members Agreement.

“Certificate” has the meaning set forth in Section 2.1 hereof.

“Chairman” has the meaning set forth in Section 3.1(f) hereof.

“Class A Common Unit” means a Class A-1 Common Unit or a Class A-2 Common Unit.

“Class A-1 Common Unit” means a Unit having the rights and obligations specified with respect to “Class A-1 Common Units” in this Agreement.

“Class A-2 Common Unit” means a Unit having the rights and obligations specified with respect to “Class A-2 Common Units” in this Agreement.

“Class B Common Unit” means a Unit having the rights and obligations specified with respect to “Class B Common Units” in this Agreement.

“Class C Common Unit” means a Unit having the rights and obligations specified with respect to “Class C Common Units” in this Agreement.

“Class D Common Unit” means a Class D-1 Common Unit, a Class D-2 Common Unit, a Class D-3 Common Unit, or any other Unit of any Series of Class D Common Units established in any Class D Common Unit Designation.

“Class D Common Unit Designation” means a written designation of the rights and obligations specified for a Series of Class D Common Units (or for more than one Series of Class D Common Units), other than Class D-1 Common Units, Class D-2 Common Units or Class D-3 Common Units, that is approved by the Board and executed (including by means of a joinder) by the initial holder or holders of Class D Common Units of such Series, which written designation (as in effect from time to time) will be a part of this Agreement as if it were fully set forth in this document.

“Class D-1 Common Unit” means a Unit having the rights and obligations specified with respect to “Class D-1 Common Units” in this Agreement.

“Class D-2 Common Unit” means a Unit having the rights and obligations specified with respect to “Class D-2 Common Units” in this Agreement.

“Class D-3 Common Unit” means a Unit having the rights and obligations specified with respect to “Class D-3 Common Units” in this Agreement.

“Class E Common Unit” means a Class E-1 Common Unit or a Class E-2 Common Unit.

“Class E-1 Common Unit” means a Unit having the rights and obligations specified with respect to a “Class E-1 Common Unit” in this Agreement.

“Class E-2 Common Unit” means a Unit having the rights and obligations specified with respect to a “Class E-2 Common Unit” in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Capital Value” means, for any Class A Common Unit or Class B Common Unit, the sum of the amount of cash paid or the Fair Market Value of other property contributed to the Company for such Class A Common Unit or Class B Common Unit, as equitably adjusted for any Unit split or other combination or subdivision of Units.

“Common Units” means, collectively, the Class A Common Units, the Class B Common Units, the Class C Common Units, the Class D Common Units, the Class E Common Units and any New Units of any Class that are stated to be Common Units in the applicable New Unit Designation.

“Company” has the meaning set forth in the preamble hereof.

“Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation Section 1.704-2(d).

“Continuing Class A-1 Common Holder” means OHCP, at any time when the Oak Hill Purchasers, together with their respective Affiliates, hold Class A Common Units that constitute a majority of the Class A Common Units acquired by the Oak Hill Purchasers on the date of this Agreement.

“Continuing Class A-2 Common Holder” means (i) Northwestern, at any time when Northwestern, together with its Affiliates, holds Class A Common Units that constitute a majority of the Class A Common Units acquired by Northwestern on the date of this Agreement, or (ii) New York Life, at any time when New York Life, together with its Affiliates, holds Class A Common Units that constitute a majority of the Class A Common Units acquired by New York Life on the date of this Agreement.

“Continuing Class E Common Holder” means (i) Northwestern, at any time when Northwestern, together with its Affiliates, holds Class E Common Units that constitute a majority of the Class E Common Units acquired by Northwestern on the date of this Agreement, or (ii) New York Life, at any time when New York Life, together with its Affiliates, holds Class E Common Units that constitute a majority of the Class E Common Units acquired by New York Life on the date of this Agreement.

“Continuing Series A Preferred Holder” means (i) Northwestern, at any time when Northwestern, together with its Affiliates, holds Series A Preferred Units that constitute a majority of the Series A Preferred Units acquired by Northwestern on the date of this Agreement, or (ii) New York Life, at any time when New York Life, together with its Affiliates, holds Series A Preferred Units that constitute a majority of the Series A Preferred Units acquired by New York Life on the date of this Agreement.

“Convertible Securities” means any membership interest or other debt or equity security of the Company or any of its Subsidiaries that, directly or indirectly, is convertible into or exchangeable for any membership interest of the Company having Points.

“COO Director” has the meaning set forth in the Members Agreement.

“Delaware Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board.

“Dilution Factor” shall initially be 1.00, provided that upon the occurrence of a Dilutive Event the “Dilution Factor” shall be adjusted to the number equal to the quotient determined by dividing:

(A) the sum of (i) the Fair Market Value (as determined by the Board) of all of the Units having Points and outstanding immediately prior to such Dilutive Event (on a fully-diluted basis) and (ii) the Fair Market Value of the newly issued Units or the incremental Points, as the case may be, that constitute such Dilutive Event; by

(B) the sum of (i) the consideration, if any, received by the Company and/or its Subsidiaries as a result of such Dilutive Event, and (ii) the amount described in clause (A)(i) above;

provided that for purposes of illustration only, Exhibit D attached hereto sets forth an example of the application of the provisions of Section 7.2 hereof following a Dilutive Event and a corresponding adjustment of the Dilution Factor.

“Dilutive Event” means any event (other than a Permitted Dilutive Event) pursuant to which the aggregate number of Points represented by the outstanding Units increases (whether by reason of the issuance of Units having Points, or the making of a Capital Contribution which results in the Points represented by any previously outstanding Unit being increased), or is deemed to have increased as provided in Section 5.8, if less than Fair Market Value (as determined by the Board) is received by the Company and its Subsidiaries with respect to the such increase in Points; provided, however, that the Board’s good faith determination of the Fair Market Value of any such additional Units having Points or of such incremental Points shall be described in reasonable detail in a written notice (a “FMV Notice”) to holders of Outside Investor Class E Common Units given not less than 30 days prior to the effective date of any such Dilutive Event; provided, further, that if any Outside Class E Majority reasonably asserts that the aggregate Fair Market Value of such additional Units or of the incremental Points in question exceeds $2,000,000 and such Outside Class E Majority provides the Company with written notice, delivered within 15 days of their receiving the applicable FMV Notice, to the effect that they believe the Fair Market Value of such additional Units or incremental Points is greater than that described in the FMV Notice, the Company shall (unless the Company (with the approval or ratification by the Board) and any Outside Class E Majority otherwise agree in writing as to the Fair Market Value of such additional Units or incremental Points, in which case such determination will be binding upon the Company, the holders of Outside Investor Class E Common Units and all other holders of Units and Options) engage an Independent Financial Advisor reasonably acceptable to the Company and any Outside Class E Majority to determine the Fair Market Value of such additional Units or incremental Points and such determination shall be binding upon the Company, the holders of Outside Investor Class E Common Units and all other holders of Units and Options. The fees, costs and expenses of the Independent Financial Advisor shall be borne (i) if the Fair Market Value as determined by the Independent Financial Advisor exceeds the Fair Market Value as determined by the Board, then by the Company and (ii) if the Fair Market Value as determined by the Independent Financial Advisor is equal to or less than the Fair Market Value as determined by the Board, then by the holders of Outside Investor Class E Common Units (pro rata among such holders based upon the number of Class E Common Units held by them). The Company will use good faith efforts timely to deliver each FMV Notice; provided that the Company’s failure to timely deliver an FMV Notice will not affect the validity of the related issuance of Units or increase in Points and, if the Company does not timely deliver any FMV Notice and any Outside Class E Majority reasonably asserts that the aggregate Fair Market Value of such additional Units or of the incremental Points in question exceeds $2,000,000, then such Outside Class E Majority may dispute the Board’s determination of Fair Market Value for the issuance or increase in question at any time on or prior to the 15th day after the Company actually gives the holders of Outside Investor Class E Common Units an FMV Notice for such issuance or increase.

“Directors” has the meaning set forth in Section 3.1(a) hereof.

“Distribution” means each distribution made by the Company to a Member or an Option Holder, whether in cash, securities of the Company or other property and whether by liquidating distribution, redemption, repurchase or otherwise; provided that none of the following will be a Distribution: (a) any redemption or repurchase by the Company of any Unit from any employee or former employee of the Company or any Subsidiary of the Company which is approved by the Board, (b) any recapitalization or exchange of securities of the Company that does not violate terms of the Related Agreements, and (c) any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units that does not violate terms of the Related Agreements.

“Equity Securities” of a Person means, as applicable, (i) any capital stock, membership interests or other share capital of such Person, (ii) any securities of such Person directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital of such Person or containing any profit participation features with respect to such Person, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or directly or indirectly to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, (iv) any share or Unit appreciation rights, phantom share or Unit rights or other similar rights relating to such Person, or (v) any Equity

Securities of such Person issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of Units, recapitalization, merger, consolidation or other reorganization.

“Estimated Tax Amount” of a Unitholder for a Fiscal Year means the Unitholder’s Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Board. In making such estimate, the Board shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Board are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Existing Agreement” has the meaning set forth in the recitals hereto.

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s-length transaction; provided, however, that for purposes of Section 5.8(d), the Fair Market Value of any property (other than cash or cash equivalents) contributed to the Company or any of its Subsidiaries shall be (A) in the case of securities listed on any national securities exchange or quoted on the NASDAQ Stock Exchange (the “Nasdaq”) or the over-the-counter market, the average of the closing prices of the sales of securities of the type in question, on all securities exchanges on which such securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted on the Nasdaq as of 4:00 P.M., New York time, or, if on any day such securities are not quoted on the Nasdaq, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, LLC or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day, and (B) in the case where the contributed property consists of (1) securities that are not listed on any securities exchange or quoted on the Nasdaq or the over-the-counter market, or (2) property other than securities, such amount as determined in good faith by a Majority of the Board that includes a majority of the Non-ABRY Directors (subject to the provisions of the definition of the term “Dilutive Event”). The “Fair Market Value” of any Unit at any time is the aggregate amount that the holder of such Unit would receive by reason of such Unit if (after giving effect to the transactions consummated in connection with the issuance of such Unit, if Fair Market Value is being determined as of the time such Unit is issued) the assets of the Company were sold, as a going concern, for their Fair Market Value in cash and the proceeds of such sale (after repayment of all indebtedness of the Company and a deduction for expenses that would reasonably be expected to be incurred by a seller in such a sale) were distributed to the holders of Units in accordance with Section 7.2. The “Fair Market Value” of any additional or incremental Points for an outstanding Unit refers to the aggregate amount that the holder of such Unit would receive by virtue of such additional or incremental Points if, after giving effect to the transactions consummated in connection with the related increase in the Points, the assets of the Company were sold, as a going concern, for their Fair Market Value in cash and the proceeds of such sale

(after repayment of all indebtedness of the Company and a deduction for expenses that would reasonably be expected to be incurred by a seller in such a sale) were distributed to the holders of Units in accordance with Section 7.2.

“Fiscal Year” means the Company’s Taxable Year.

“GCL” means the General Corporate Law of the State of Delaware, as the same may be amended from time to time.

“Incentive Unit Purchase Agreement” means each of the Incentive Unit Purchase Agreements by and between the Company and certain Persons to whom Class D Common Units may be issued from time to time either on the date hereof or in the future, as in effect from time to time.

“Indemnifying Unitholder” has the meaning set forth in Section 7.5 hereof.

“Independent Director” has the meaning set forth in the Members Agreement.

“Independent Financial Advisor” shall mean a nationally recognized accounting, appraisal, investment banking firm or consultant in the United States that is, in the good faith judgment of the Board, independently qualified to perform the task for which it has been engaged.

“Investors Securities Purchase Agreement” means the Investors Securities Purchase Agreement, dated as of the date hereof, by and among the Company, ABRY Partners and the other Persons acquiring Class A Common Units or Class B Common Units thereunder, as in effect from time to time.

“Liquidator” has the meaning set forth in Section 10.2(a) hereof.

“Losses” has the meaning set forth in Section 6.2(b) hereof.

“Management Member” means either of Edward T. Holleran or David J. Keefe, for so long as such person holds any Class D Common Units.

“Majority of the Board” means, at any time, a combination of the Directors having a majority of the votes (as determined pursuant to Section 3.1 hereof) of all of the Directors who are then elected.

“Majority of the Members” means, at any time, Members that hold a majority of the Voting Units that are outstanding at such time and that are held by the Members.

“Majority Redeeming Class E Holders” means, at any time when any holder(s) have elected to require that Class E Common Units be redeemed, any holder(s) of a majority of the Class E Common Units to be redeemed (provided that such holders include a Continuing Class E Common Holder if any Continuing Class E Common Holder is a holder of Class E Common Units to be redeemed).

“Member” means each Person identified on the Members and Option Holders Schedule as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who may hereafter be admitted as a Member in accordance with the terms of this Agreement. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company. The term “Member” shall not include any Option Holder, in its capacity as a holder of Options.

“Members Agreement” means the Members Agreement, dated as of the date hereof, by and among the Company and the Members and Option Holders named therein, as in effect from time to time.

“Members and Option Holders Schedule” has the meaning set forth in Section 5.1 hereof.

“Membership Interest” means the interest acquired by a Member in the Company, including such Member’s right (based on the type and class and/or series of Unit or Units held by such Member), as applicable, (a) to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction and credits of the Company, (b) to a distributive share of the assets of the Company, (c) to vote on, consent to or otherwise participate in any decision of the Members, and (d) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

“Net Loss” means the excess, if any, of the Company’s items of Loss over the Company’s items of Profit for the Fiscal Year or for any other accounting period for which a calculation of Net Loss is necessary.

“Net Profit” means the excess, if any, of the Company’s items of Profit over the Company’s items of Loss for the Fiscal Year or for any other accounting period for which a calculation of Net Profit is necessary.

“New Unit Designation” means a written designation of the rights and obligations specified for a Class of Units or a Series of any Class of Units (or for more than one Class or Series of any Class of such Units), other than Class A Common Units, Class B Common Units, Class C Common Units, Class D Common Units or Class E Common Units, that is approved by the Board and executed (including by means of a joinder) by the initial holder or holders of Units of such Class or Series, which written designation (as in effect from time to time) will be a part of this Agreement as if it were fully set forth in this document.

“New Units” means any Membership Interests authorized in any New Unit Designation.

“New York Life” means New York Life Capital Partners, L.P.

“Non-ABRY Director” means any Director other than an ABRY Director.

“Non-Distribution Amount” means (i) $1.00, for each Class D-1 Common Unit, (ii) $2.00, for each Class D-2 Common Unit, (iii) $3.00, for each Class D-3 Common Unit or (iv) the “Non-Distribution Amount” specified in the related Class D Common Designation for each Class D Common Unit of any other Series, in the case of clause (i) through (iv), as equitably adjusted for any Unit split or other combination or subdivision of Units.

“Non-Voting Unit” means any Unit that is not a Voting Unit.

“Northwestern” means The Northwestern Mutual Life Insurance Company.

“Oak Hill Director” has the meaning set forth in the Members Agreement.

“Oak Hill Purchasers” means OHCP, Oak Hill Capital Management Partners, L.P., OHCP Atlantic, L.L.C. and The Board of Trustees of the Leland Stanford Junior University (DAPER 2).

“Officers” has the meaning set forth in Section 3.3 hereof.

“OHCP” means Oak Hill Capital Partners, L.P., a Delaware limited partnership.

“Option” means any option, warrant or other right directly or indirectly exercisable for (a) any membership interest having Points, or (b) any Convertible Security, in each case, as may be issued by the Company from time to time.

“Option Agreement” means the Option Agreement, dated as of the date hereof, by and between the Company and GE Capital Corporation, as in effect from time to time.

“Option Holder” means each Person identified as an Option Holder on the Members and Option Holders Schedule, as amended from time to time.

“Outside Class E Majority” means any holder(s) of Outside Investor Class E Common Units that hold(s) a majority of the Outside Investor Class E Common Units (provided that such holder(s) include at least one Continuing Class E Common Holder if at such time there is any Continuing Class E Common Holder).

“Outside Investor Class E Common Units” means the Class E Common Units, other than any Class E Common Unit held by AMP or any of its Affiliates.

“Permitted Dilutive Event” shall mean any of the following events:

(i) any increase in the number of Points represented by Class E Common Units solely by reason of any recalculation of Points for Class E Common Units occurring in connection with any increase in the Dilution Factor pursuant to the definition of “Points” below;

(ii) any increase in the number of Points represented by the outstanding Units by reason of any issuance or award of Units to employees, directors or consultants of the Company or its Subsidiaries in an aggregate amount not to exceed 10% of the Points represented by the Units issued and outstanding on the date hereof on a fully-diluted basis;

(iii) any increase in the number of Points represented by the outstanding Units by reason of any issuance of Units to the seller(s) of a company or business (or any related assets) acquired by the Company or its Subsidiary as part or all of the acquisition consideration;

(iv) any increase in the number of Points represented by the outstanding Units by reason of any issuance of Units or Options in connection with a loan or other indebtedness for borrowed money;

(v) any increase in the number of Points represented by the outstanding Units by reason of any issuance of Units upon the exercise of any Options or Convertible Securities;

(vi) any increase in the number of Points represented by the outstanding Units by reason of any issuance of Units pursuant to an underwritten public offering and sale of Equity Securities of the Company or a successor corporation pursuant to an effective registration statement under the Securities Act;

(vii) any increase in the number of Points represented by the outstanding Units by reason of any issuance of Class A Common Units or Class B Common Units at a price of $1.00 per Unit; provided that the proceeds of such issuance are used to fund an acquisition by the Company or any of its Subsidiaries on or prior to the second anniversary of the date hereof and/or related expenses;

(viii) any increase in the number of Points represented by the outstanding Units by reason of any issuance of up to 150,000 Class B Common Units in the aggregate at a price of $1.00 per Unit to the Management Members pursuant to Section 5 of the Investors Securities Purchase Agreement; and

(ix) any increase in the number of Points represented by the outstanding Units as a result of any split or other subdivision of any class or series of Common Units so long as adjustments in respect thereof are made in accordance with the final sentence of Section 5.1.

“Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

The number of “Points” for any Unit will be as follows:

(i) The number of “Points” for any Class A Common Unit, Class B Common Unit, Class C Common Unit or Class D Common Unit shall be one (1).

(ii) The number of “Points” for any Class E Common Unit shall be:

(A) for purposes of Section 7.2(c) and Section 7.2(e), (x) 0.90243710 multiplied by (y) the Dilution Factor;

(B) for purposes of Section 7.2(d) and Section 7.2(f), (x) 0.00262336 multiplied by (y) the Dilution Factor; and

(C) for all other purposes, including for purposes of Section 7.2(g) and Section 7.2(h) (x) 1.0 multiplied by the Dilution Factor;

in each case, as equitably adjusted for any Unit split or other combination or subdivision of Units, provided that in the event of any redemption of Class A Common Units and Class B Common Units or payment to any Option Holder pursuant to Section 16 of the Members Agreement, the number of Points (1) for any Class E Common Unit for purposes of Section 7.2(c) and Section 7.2(e) shall be reduced to the number of Points specified for such Unit in clause (ii)(A) above multiplied by a fraction: (x) the numerator of which is 172,000,000 less the sum of (I) the aggregate number of Class A Common Units redeemed in all redemptions pursuant to Section 16 of the Members Agreement and (II) the aggregate amount by which the number of Class A Common Units issuable pursuant to the Option issued on the date of this Agreement has been reduced by virtue of payments to the holder of such Option pursuant to Section 16 of the Members Agreement, and (y) the denominator of which is 172,000,000; (2) for any Class E Common Unit for purposes of Section 7.2(d) and Section 7.2(f) shall be reduced to the number of Points specified for such Unit in clause (ii)(B) above multiplied by a fraction: (x) the numerator of which is 500,000 less the aggregate number of Class B Common Units redeemed in all redemptions pursuant to Section 16 of the Members Agreement and (y) the denominator of which is 500,000; (3) for any Class D Common Units for all purposes and for any Class E Common Unit for all other purposes, including for purposes of Section 7.2(g) and Section 7.2(h), shall be reduced to the number of Points specified for such Unit in clause (i) or (ii)(C) above, as applicable, multiplied by a fraction: (x) the numerator of which is 172,500,000 less the sum of (I) the aggregate number of Class A Common Units and Class B Common Units redeemed in all redemptions pursuant to Section 16 of the Members Agreement and (II) the aggregate amount by which the number of Class A Common Units issuable pursuant to the Option issued on the date of this Agreement has been reduced by virtue of payments to the holder of such Option pursuant to Section 16 of the Members Agreement, and (y) the denominator of which is 172,500,000.

“Preferred Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the purchasers of Series A Preferred Units and Class E Common Units that are parties thereto, as in effect from time to time.

“Profits” has the meaning set forth in Section 6.2(b) hereof.

“Public Sale” means a sale of Equity Securities to the public (i) pursuant to an offering registered under the Securities Act or (ii) after the consummation of the initial public offering of Equity Securities, through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act or any similar rule then in force.

“Quarterly Estimated Tax Amount” of a Unitholder for any calendar quarter of a Fiscal Year means the excess, if any of (i) the product of (A) ¼ in the case of the first calendar quarter of the Fiscal Year, ½ in the case of the second calendar quarter of the Fiscal Year, ¾ in the case of the third calendar quarter of the Fiscal Year, and 1 in the case of the fourth calendar quarter of the Fiscal Year and (B) the Unitholder’s Estimated Tax Amount for such Fiscal Year over (ii) all Tax Advances previously made to such Unitholder with respect to such Fiscal Year.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Members and Option Holders named therein, as in effect from time to time.

“Regulatory Allocations” has the meaning set forth in Section 8.2(d) hereof.

“Related Agreements” means, collectively, the Preferred Securities Purchase Agreement, the Investors Securities Purchase Agreement, the Option Agreement, the Incentive Unit Purchase Agreements, the Registration Rights Agreement and the Members Agreement.

“Restricted Securities” means (a) all Units issued by the Company and (b) any securities issued with respect to, or in exchange for, the Units referred to in clause (a) above in connection with a conversion, combination of units or shares, recapitalization, merger, consolidation or other reorganization, including in connection with the consummation of any reorganization plan. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been Transferred pursuant to a Public Sale.

“Securities Act” means the Securities Act of 1933, as amended.

A “Series” of Class A Common Units means the Class A-1 Common Units or the Class A-2 Common Units. A “Series” of Class D Common Units means the Class D-1 Common Units, the Class D-2 Common Units, the Class D-3 Common Units or any other Class D Common Units that have the rights and preferences specified for a particular Series of Class D Common Units in a Class D Common Unit Designation. A “Series” of Class E Common Units means the Class E-1 Common Units or the Class E-2 Common Units. A “Series” of any of Class of New Units will be each Series, if any, described in the applicable New Units Designation.

“Series A Preferred Capital Value” means, for any Series A Preferred Unit, $1.00, as equitably adjusted for any Unit split or other combination or subdivision of Units.

“Series A Preferred Unit” means a Unit having the rights and obligations specified with respect to “Series A Preferred Units” in this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation or a limited liability company with voting securities, a majority of the total voting power of shares of stock (or units) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company without voting securities, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this Agreement, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

“Tax Advance” means any distribution pursuant to Section 7.4 hereof.

“Tax Amount” of a Unitholder for a Fiscal Year means the product of (A) the Unitholder’s Tax Rate for such Fiscal Year and (B) the Adjusted Taxable Income of the Unitholder for such Fiscal Year with respect to its Units.

“Tax Matters Partner” has the meaning set forth in Code Section 6231 and Section 9.5 hereof.

“Tax Rate” of a Unitholder for any period means the highest marginal tax rates for an individual resident in New York City applicable to ordinary income, qualified dividend income, or capital gains, as appropriate, taking into account the deductibility of state and local income taxes as applicable at the time for United States federal income tax purposes and any limitations thereon including pursuant to Section 68 of the Code.

“Taxable Year” means the Company’s taxable year ending on or about December 31 (or part thereof in the case of the Company’s first and last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board (if no year is so required by Section 706 of the Code).

“Transfer” means any direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift, delivery or other disposition.

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unit” means a unit representing a fractional part of the Membership Interests of all of the Unitholders and shall include all types and classes and/or series of Units; provided that any type, class or series of Units shall have the designations, preferences and/or special rights set forth in this Agreement, and the Membership Interests represented by such type, class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

“Unitholder” means any holder of Units whether or not such holder has been admitted as a Member in accordance with the terms of this Agreement, but only with respect to, and to the extent such holder holds, Units.

“Unitholder Minimum Gain” with respect to each Unitholder Nonrecourse Debt, means the amount of Company Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(d)(1)) that would result if such Unitholder Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Unitholder Nonrecourse Debt” means “Unitholder Nonrecourse Debt” as defined in Treasury Regulation Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Unitholder” for the term “partner” as the context requires.

“Unitholder Nonrecourse Deduction” means “Unitholder Nonrecourse Deduction” as defined in Treasury Regulation Section 1.704-2(i), substituting the term “Unitholder” for the term “partner” as the context requires.

“Unpaid Yield” on (i) any Class A Common Unit means, as of any date, an amount equal to the excess, if any, of (A) the aggregate Yield accrued on such Class A Common Unit prior to such date, over (B) the aggregate amount of prior Distributions made by the Company on such Class A Common Unit pursuant to Section 7.2(e) hereof, (ii) on any Class B Common Unit means, as of any date, an amount equal to the excess, if any, of (A) the aggregate Yield accrued on such Class B Common Unit prior to such date, over (B) the aggregate amount of prior Distributions made by the Company on such Class B Common Unit pursuant to Section 7.2(f) hereof and (iii) on any Series A Preferred Unit, as of any date, an amount equal to the excess, if any, of (A) the aggregate Yield accrued on such Series A Preferred Unit prior to such date, over (B) the aggregate amount of prior Distributions made by the Company on such Series A Preferred Unit pursuant to Section 7.2(b) hereof.

“Unreturned Capital Value” means, for (i) any Class A Common Unit, the amount of the Common Capital Value for such Class A Common Unit, reduced by all Distributions made by the Company on such Class A Common Unit pursuant to Section 7.2(c) hereof, (ii) any Class B Common Unit, the amount of the Common Capital Value for such Class B Common Unit, reduced by all Distributions made by the Company on such Class B Common Unit pursuant to Section 7.2(d) hereof and (iii) any Series A Preferred Unit, the amount of the Series A Preferred Capital Value for such Series A Preferred Unit, reduced by all Distributions made by the Company on such Series A Preferred Unit pursuant to Section 7.2(a) hereof.

“Unvested Class D Common Unit” means any Class D Common Unit that is not a Vested Class D Common Unit.

“Vested Class D Common Unit” means any Class D Common Unit that has vested pursuant to the terms and conditions of the Incentive Unit Purchase Agreement or other document pursuant to which such Class D Common Units were acquired by the initial holder thereof or any other document governing the vesting of such Class D Common Units.

“Voting Units” means the Class A-1 Common Units, the Class B Common Units, the Class C Common Units and the Class E-1 Common Units.

“Yield” on (i) any Class A Common Unit or Class B Common Unit means the amount accruing on a daily basis in respect of such Unit (commencing with respect to such Unit on the date the Company receives cash or other consideration in an amount equal to the purchase price of such Unit) at a rate of 15% per annum on (A) the Unreturned Capital Value for such Unit plus (B) the Unpaid Yield on such Unit for all prior quarterly periods (or portions thereof) ending on any March 31, June 30, September 30 or December 31, and (ii) on any Series A Preferred Unit, means the amount accruing on a daily basis in respect of such Series A Preferred Unit

(commencing with respect to such Series A Preferred Unit on the date the Company receives cash in an amount equal to the purchase price of such Series A Preferred Unit) at a rate of 14.5% per annum on (A) the Unreturned Capital Value for such Series A Preferred Unit plus (B) the Unpaid Yield on such Series A Preferred Unit for all prior quarterly periods ending on any March 31, June 30, September 30 or December 31; provided that, at any time during the continuance of an Event of Default (as that term is defined in the Preferred Securities Purchase Agreement) such rate of accrual of Yield for any Series A Preferred Unit shall be 16.5% per annum. For the avoidance of doubt, from and after the discontinuance or waiver in accordance with the Preferred Securities Purchase Agreement of any Event of Default, so long as no other Event of Default shall have occurred and be continuing, the rate of accrual of Yield for any Series A Preferred Unit shall be 14.5% per annum, subject to subsequent increase as provided in this definition. In calculating the amount of any Distribution to be made pursuant to Section 7.2 during any calendar year, the portion of the Yield on any Class A Common Unit, Class B Common Unit or Series A Preferred Unit for such portion of the quarterly period elapsing before such Distribution is made will be taken into account and paid first.

1.2 Other Definitional Provisions. Capitalized terms used in this Agreement which are not defined in this Article I have the meanings contained elsewhere in this Agreement. Defined terms used in this Agreement in the singular shall include the plural and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine.

ARTICLE II

Organization of the Company

2.1 Formation.

(a) The Company was formed upon the filing of the certificate of formation of the Company (as amended, supplemented or restated from time to time, the “Certificate”) with the Secretary of State of the State of Delaware on August 26, 2003, pursuant to the Delaware Act. This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Unitholders shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Unitholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

(b) Any officer of the Company, as an “authorized person” within the meaning of the Delaware Act, is hereby authorized, at any time that the Board has approved an amendment to the Certificate in accordance with the terms hereof, to promptly execute, deliver and file such amendment in accordance with the Delaware Act.

(c) The Company shall, to the extent permissible, elect to be treated as a partnership for federal, foreign, state and local income tax purposes, and each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Unitholder shall take any action inconsistent with such treatment. The Company shall not be deemed a partnership or joint venture for any other purpose.

2.2 Name. The name of the Company is “Atlantic Broadband Group, LLC” or such other name or names as the Board may from time to time designate; provided that the name shall always contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”

2.3 Principal Place of Business. The principal place of business of the Company shall be at such place as the Board may determine from time to time. The Company may locate its place or places of business (including its principal place of business) and registered office at any other place or places as the Board may from time to time deem necessary or advisable.

2.4 Registered Office and Registered Agent. The Company’s registered office shall be at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and the name of its initial registered agent at such address shall be Corporation Service Company.

2.5 Term. The term of existence of the Company shall be perpetual from the date the Certificate was filed with the Secretary of State of Delaware, unless the Company is dissolved in accordance with the provisions of this Agreement.

2.6 Purposes and Powers. The purposes and character of the business of the Company shall be to transact any or all lawful business for which limited liability companies may be organized under the Delaware Act. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability companies under the Delaware Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in this Agreement. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

ARTICLE III

Management of the Company

3.1 Board of Directors.

(a) Establishment. There is hereby established a committee (the “Board”) comprised of natural Persons (the “Directors”) having the authority and duties set forth in this Agreement and the Delaware Act. Each ABRY Director shall be entitled to two (2) votes and each other Director shall be entitled to one vote. Any decisions to be made by the Board shall require the approval of a Majority of the Board. Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Company in his or her capacity as a Director. Each Director shall be a “manager” (as that term is defined in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement. Directors need not be residents of the State of Delaware.

(b) Powers. The business and affairs of the Company shall be managed by or under the direction of the Board. All actions outside of the ordinary course of business of the Company, to be taken by or on behalf of the Company, shall require the approval of the Board. Directors shall have the duties, powers and rights of directors under Delaware law applicable to directors of corporations organized under the GCL.

(c) Number of Directors; Term of Office. The authorized number of Directors shall, as of the date hereof, be seven (7) Directors and hereafter the authorized number of Directors may be increased or decreased by the Board. Subject to the terms and provisions of the Members Agreement, the Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected by vote of a Majority of the Members and shall hold office until their respective successors are elected or until their earlier death, resignation or removal. The initial ABRY Directors shall be Blake R. Battaglia, Jay M. Grossman and Daniel C. Budde; the initial Oak Hill Director shall be Benjamin Diesbach; the initial CEO Director shall be David Keefe; the COO Director shall be Edward Holleran; and the initial Independent Director shall be Jack Langer; and each such Person shall hold office as a Director until his or her respective successor is elected or until his or her earlier death, resignation or removal.

(i) A Majority of the Members may remove, with or without cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by a particular Member or Members pursuant to the Members Agreement, such Director may be removed and the vacancy filled only by the Member or Members entitled to designate such Director to the extent set forth in the Members Agreement. Vacancies caused by any such removal by the Members and not filled by the Members at the meeting at which such removal shall have been made or pursuant to the applicable written consent of the Members, may be filled by a Majority of the Board, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected or until his earlier death, resignation or removal; provided that such Director can be removed with or without cause and replaced by the Member or Members, if any, which have the right to designate such Director pursuant to the Members Agreement.

(ii) A Director may resign at any time by giving written notice to that effect to the Company. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by any such resignation or by the death of any Director or any vacancy for any other reason (including due to the authorization by the Board of a newly created directorship) and not filled by the Members (either by Members with the right to designate such Director pursuant to the Members Agreement or otherwise) may be filled by a Majority of the Board, although less than a quorum, and any Director so elected to fill any such vacancy shall hold office until his successor is elected or until his earlier death, resignation or removal; provided that such Director can be removed with or without cause and replaced by the Member or Members, if any, which have the right to designate such Director pursuant to the Members Agreement.

(d) Meetings of the Board. The Board shall meet at such time and at such place (either within or without the State of Delaware) as the Board may designate; provided, however, that the Board shall meet a minimum of four times per calendar year. Meetings of the Board shall be held on at least three (3) Business Days’ (if the meeting is to be held in person) or two (2) Business Days’ (if the meeting is to be held by telephone communications) prior written notice to the Directors, or upon such shorter notice as may be approved by all of the Directors. Any Director may waive such notice as to himself. A record shall be maintained by the Secretary of the Company of each meeting of the Board.

(i) Conduct of Meetings. Any meeting of the Directors may be held, and any Director may attend and vote and be present at a meeting, in person (including by proxy given to another Director) or telephonically. If any, but not all, of the ABRY Directors is present in person or telephonically at a meeting, then the other ABRY Director(s) will be deemed to be present at such meeting by proxy and the ABRY Director(s) present in person or telephonically will be entitled to cast the votes of the other ABRY Director(s), whether or not they have been given a written proxy.

(ii) Quorum. The presence (in person, telephonically, by proxy or by operation of this Section 3.1(d)) of a Majority of the Board shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then Directors having a majority of the votes of the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(iii) Attendance and Waiver of Notice. Attendance by a Director at any meeting (in person, telephonically or by proxy) shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

(iv) Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by a Majority of the Board (including the Oak Hill Director, at any time when an individual designated pursuant to Section 2(a)(ii) of the Members Agreement is a Director).

(e) Compensation of the Directors. Directors, as such, shall not receive any stated salary for their services, but shall receive such reasonable compensation for their services as may be from time to time agreed upon by a Majority of the Members or by a Majority of the Board. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided that nothing contained in this Agreement shall be construed to preclude any Director from serving the Company or any of its Subsidiaries in any other capacity and receiving reasonable compensation for such service.

(f) Chairman of the Board. A Majority of the Board may elect any one of the Directors to be the chairman of the board (the “Chairman”). At any time, the Chairman, if any, can be removed from his or her position as Chairman by a Majority of the Board. The Chairman shall preside at all meetings of the Board and at all meetings of the Members at which he or she shall be present.

3.2 Committees of the Board. The Board may, by resolution, designate from among the Directors one or more committees (including an audit committee, a nominating committee, and a compensation committee), each of which shall be comprised of one or more Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified Directors at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board, subject to the limitations set forth in the Delaware Act or in the establishment of the committee. Any members thereof may be removed by a Majority of the Board. Unless the resolution designating a particular committee or this Agreement expressly so provides, a committee of the Board shall not have the authority to authorize or make a distribution to the Members or to authorize the issuance of Units. The provisions of this Article III relating to the Board and the Directors shall apply to each committee and its members, mutatis mutandi.

3.3 Officers.

(a) Appointment of Officers. The Board may appoint individuals as officers (“Officers”) of the Company, which may include (i) a chief executive officer, (ii) a president, (iii) a chief financial officer, (iv) a secretary, and (v) such other Officers (such as a treasurer or any number of vice presidents) as the Board deems advisable. No Officer need be a Member or a Director. An individual can be appointed to more than one office. Each Officer of the Company shall be a “manager” (as that term is used in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Officer of the Company shall have any rights or powers beyond the rights and powers granted to such Officer in this Agreement or by the Board. The Officers of the Company as of the date hereof are listed on the attached Schedule A.

(b) Duties of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board, the Officers shall manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, make decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and take all such actions as they deem necessary or appropriate to accomplish the foregoing, in each case, unless the Board shall have previously restricted (specifically or generally) such powers. In addition, the Officers shall have such other powers and duties as may be prescribed by the Board or this Agreement. The chief executive officer and the president shall have the power and authority to delegate to any agents or employees of the Company rights and powers of Officers of the Company to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, as the chief executive officer or the president may deem appropriate from time to time, in each case, unless the Board shall have previously restricted (specifically or generally) such powers. Officers of the Company shall have the duties of officers under Delaware law applicable to officers of corporations organized under the GCL.

(c) Authority of Officers. Subject to Section 3.3(b) above, with respect to all matters within the ordinary course of business of the Company, any Officer of the Company shall have the right, power and authority to transact business in the name of the Company or to act for or on behalf of or to bind the Company. With respect to such matters, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Company.

(d) Removal, Resignation and Filling of Vacancy of Officers. Subject to the terms of any applicable employment agreement to which the Company or its Subsidiary is a party, the Board may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Company, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e) Compensation of Officers. The Officers shall be entitled to receive compensation from the Company as determined by the Board.

(f) Chief Executive Officer. Under the direction of and, at all times, subject to the authority of the Board and this Agreement, the chief executive officer shall have general supervision over the day-to-day business, operations and affairs of the Company and shall perform such duties and exercise such powers as are incident to the office of chief executive officer of a corporation organized under the GCL. The chief executive officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

(g) President. Under the direction of and, at all times, subject to the authority of the Board and this Agreement, the president shall perform such duties and exercise such powers as are incident to the office of president of a corporation organized under the GCL. In the absence of the chief executive officer, the president shall perform the duties of the chief executive officer. The president shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

(h) Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units, and, in general, shall perform all the duties incident to the office of the chief financial officer of a corporation organized under the

GCL. The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The chief financial officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the chief executive officer and/or the President.

(i) Secretary. The secretary shall (i) keep the minutes of the meetings of the Members and the Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the company records; (iv) keep a register of the addresses of each Member which shall be furnished to the Secretary by such Members; (v) have general charge of the Members and Option Holders Schedule; and (vi) in general perform all duties incident to the office of the secretary of a corporation organized under the GCL. The secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the chief executive officer and/or the president.

3.4 Performance of Duties; Liability of Directors and Officers. In performing his or her duties, each of the Directors and the Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members and/or Option Holders might properly be paid), of the following other Persons or groups: (a) one or more Officers or employees of the Company or its Subsidiaries; (b) any attorney, independent accountant, or other Person employed or engaged by the Company or its Subsidiaries; or (c) any other Person who has been selected with reasonable care by or on behalf of the Company or its Subsidiaries, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act. No individual who is a Director and/or an Officer shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director and/or an Officer.

3.5 Indemnification. The Directors and Officers shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members or Option Holders, and, to the fullest extent allowed by law, each Director and each Officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys’ fees and other expenses, but only to the extent that the Company’s assets are sufficient therefor, from and against all claims, liabilities, and expenses by reason of the fact that such Director or Officer is or was a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise; provided that (a) such Director’s or Officer’s course of conduct was pursued in good faith and believed by him to be in the best interests of the Company and was reasonably believed by him to be within the scope of authority conferred on such Director or Officer pursuant to this Agreement and (b) such course of conduct did not constitute gross negligence or willful misconduct on the part of such Director or Officer and otherwise was in accordance with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, unless expressly approved by the Board, no Director or Officer shall be entitled to indemnification by the Company under this Section 3.5 with respect to any legal proceeding initiated by such Director or Officer. The rights of indemnification provided in this Section 3.5 are intended to provide indemnification of the Directors and the Officers to the fullest extent permitted by the GCL regarding a corporation’s indemnification of its directors and officers and will be in addition to any rights to which the Directors or Officers may otherwise be entitled by contract or as a matter of law and shall extend to his heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.5. Each Director’s and each Officer’s right to indemnification pursuant to this Section 3.5 may be conditioned by the Board upon the delivery by such Director or such Officer of a written undertaking (with such security as the Board may require) to repay such amount if such individual is determined by the Board or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited obligation.

ARTICLE IV

Members; Voting Rights

4.1 Meetings of Members.

(a) Generally. Meetings of the Members may be called by the Board or by a Majority of the Members. All meetings of the Members shall be held telephonically or at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Board or the Member(s) calling the meeting and set forth in the respective notice or waivers of notice of such meeting. A record shall be maintained by the Secretary of the Company of each meeting of the Members.

(b) Notice of Meetings of Members. Written or printed notice stating the place, day and hour of the meeting shall be delivered not fewer than two (2) Business Days before the date of the meeting, either personally or by any written method by which it is reasonable to expect that the Members would receive such notice not later than the Business Day prior to the date of the meeting, to each holder of Units, by or at the direction of the Member(s) calling the meeting or the Board, as the case may be. Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose(s).

(c) Quorum. Except as otherwise provided herein or by applicable law, at any time, a Majority of the Members, present or represented in person, telephonically or by proxy, shall constitute a quorum of Members for purposes of conducting business. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members having a majority of the voting power of the Members present at such meeting (in person or by proxy) shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a Majority of the Members shall be present or represented. Resolutions of the Members at any meeting of Members shall be adopted by the affirmative vote of a Majority of the Members.

(d) Actions Without a Meeting. Any action to be taken at a meeting of the Members may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by a Majority of the Members and such consent or consents are delivered to the Secretary of the Company. A record shall be maintained by the Secretary of the Company of each such action taken by written consent of a Member or Members.

4.2 Voting Rights. Except as specifically provided herein or otherwise required by applicable law, for all purposes hereunder or under the Delaware Act with respect to which the Members are required to act, including for purposes of Article III hereof, each Member shall be entitled to one vote per Point represented by the Voting Units held by such Member. A Member who owns Units may vote or be present at a meeting either in person, telephonically or by proxy. There will be no “cumulative voting” (as that term is defined in the GCL) in the election or removal of Directors. Except as expressly required by this Agreement or the Delaware Act, neither a vote of the Members nor a separate vote by the Members who hold Units of any class or series of Units will be required for any action taken or proposed to be taken by the Company. Except as expressly required by Section 12.4 hereof, a merger or consolidation involving the Company shall require only the approval of a Majority of the Members. Unitholders who are not admitted as Members in accordance with this Agreement shall not be entitled to vote on any matters involving the Company or their Units.

4.3 Registered Members. The Company shall be entitled to treat the owner of record of any Unit as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the Delaware Act. Notwithstanding the foregoing, the Secretary of the Company shall amend the Members and Option Holders Schedule to reflect a transferee of any Unit as the new owner of record of such Unit as promptly as practicable following the Company’s receipt from such transferee of a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit A hereto, as contemplated by Section 11.3(a) hereof.

4.4 Limitation of Liability. Except as otherwise provided in the Delaware Act or in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or of any other Member by reason of being a Member, whether arising in contract, tort or otherwise. No Member will have any responsibility to restore any negative balance in his or its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Delaware Act or other applicable law.

4.5 Withdrawal; Resignation. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to own or hold any Units, such Member shall not have the ability to resign as a Member prior to the dissolution and winding up of the Company and any such resignation or attempted resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. When any Person who is a Member ceases to own or hold any Units, such Person shall no longer be a Member.

4.6 Death of a Member. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members.

4.7 Authority. No Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind the Company.

4.8 Outside Activities. Subject to the terms of any written agreement by any Member to the contrary, a Member may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities which compete with the Company, and no Member in his capacity as a Member shall have any duty or obligation to bring any “corporate opportunity” to the Company. Subject to the terms of any written agreement by any Member to the contrary, neither the Company nor any other Member in his capacity as a Member shall have any rights by virtue of this Agreement in any business interests or activities of any other Member.

4.9 Actions by Non-Voting Members. Notwithstanding anything in this Agreement to the contrary, no holder of any Non-Voting Unit (other than an employee of the Company or any of its Subsidiaries, in his or her capacity as such, or a Member that holds both Voting Units and Non-Voting Units) will have the right to be materially involved, directly or indirectly, in the management or operation of the media-related activities of the Company or its Subsidiaries. Without limiting the foregoing, no such holder or any of its directors, officers, partners or the like will act as an employee of the Company or any of its Subsidiaries if his or her functions, directly or indirectly, relate to the media enterprises of the Company or its Subsidiaries, and no such holder will: (a) serve, in any material capacity, as an independent contractor or agent with the respect to the media enterprises of the Company or any of its Subsidiaries; (b) communicate with the Company or its Subsidiaries or the managers or directors of any of them on matters pertaining to the day-to-day operations of the business of the Company and its Subsidiaries; (c) vote on the election or removal of any of managers or directors of the Company or any of its Subsidiaries; (d) perform services to the Company or any of its Subsidiaries relating to their media activities, with the exception of making loans, or acting as a surety for, their businesses; or (e) become actively involved in the management and operation of the media businesses of the Company or any of its Subsidiaries.

ARTICLE V

Units; Membership

5.1 Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series, or subseries of any type, class or series, with each type, class or series, or subseries thereof, having the rights and privileges, including voting rights, if any, set forth in this Agreement. The secretary of the Company shall maintain a schedule of all Members and Option Holders from time to time, the Units and/or Options held by them and the Capital Contributions made by them with respect thereto (as the same may be amended, modified or supplemented from time to time, the “Members and Option Holders Schedule”), a copy of which as of the date hereof is attached hereto as Schedule B. Ownership of a Unit (or fraction thereof) shall not entitle a Unitholder to call for a partition or division of any property of the Company or for any accounting. The Company will not effect a split, reverse split or other combination or subdivision of the Common Units of any class or series unless the terms of all other classes and series (including related Points, Common Capital Values and Non-Distribution Amounts) of Common Units are equitably adjusted.

5.2 Authorization and Issuance of Units.

(a) Series A Preferred Units. The Company hereby authorizes the issuance of an unlimited number of Series A Preferred Units, 90,000,000 of which are outstanding on the date hereof, as set forth on the Members and Option Holders Schedule (as in effect on the date hereof).

(b) Class A Common Units. The Company hereby authorizes the issuance of an unlimited number of Class A Common Units, which it may issue in one or more Series, 170,000,000 of which are outstanding on the date hereof, as set forth on the Members and Option Holders Schedule (as in effect on the date hereof). The initial two Series of Class A Common Units are (i) Class A-1 Common Units, 156,750,000 of which are outstanding on the date hereof and (ii) Class A-2 Common Units, 13,250,000 of which are outstanding on the date hereof, in each case, as set forth on the Members and Option Holders Schedule (as in effect on the date hereof). The Class A-1 Common Units and the Class A-2 Common Units shall be identical in all respects, except that the Class A-2 Common Units will not have voting rights except as otherwise set forth in this Agreement or provided by the Delaware Act.

(c) Class B Common Units. The Company hereby authorizes the issuance of an unlimited number of Class B Common Units, 500,000 of which are outstanding on the date hereof, as set forth on the Members and Option Holders Schedule (as in effect on the date hereof).

(d) Class C Common Units. The Company hereby authorizes the issuance of an unlimited number of Class C Common Units, none of which are outstanding on the date hereof.

(e) Class D Common Units. The Company hereby authorizes the issuance of an unlimited number of Class D Common Units, which it may issue in one or more Series, 18,095,000 of which are outstanding on the date hereof, as set forth on the Members and Option Holders Schedule (as in effect on the date hereof). The initial three Series of Class D Common Units are (i) Class D-1 Common Units, 6,031,672 of which are outstanding on the date hereof, (ii) Class D-2 Common Units, 6,031,666 of which are outstanding on the date hereof, and (iii) Class D-3 Common Units, 6,031,662 of which are outstanding on the date hereof, in each case, as set forth on the Members and Option Holders Schedule (as in effect on the date hereof).

(f) Class E Common Units. The Company hereby authorizes the issuance of an unlimited number of Class E Common Units, which it may issue in one or more Series,

10,031,317 of which are outstanding on the date hereof, as set forth on the Members and Option Holders Schedule (as in effect on the date hereof). The initial two Series of Class E Common Units are (i) Class E-1 Common Units, 4,458,363 of which are outstanding on the date hereof and (ii) Class E-2 Common Units, 5,572,954 of which are outstanding on the date hereof, in each case, as set forth on the Members and Option Holders Schedule (as in effect on the date hereof). The Class E-1 Common Units and the Class E-2 Common Units shall be identical in all respects, except that the Class E-2 Common Units will not have voting rights except as otherwise set forth in this Agreement or provided by the Delaware Act.

(g) Other Units. In addition to the Series A Preferred Units, the Class A Common Units, the Class B Common Units, the Class C Common Units, the initial Series of Class D Common Units and the Class E Common Units, the Company hereby authorizes the issuance of other Units. With respect to such Units, the Board is authorized to provide for the issuance of such Units in any class or series by adopting a Class D Common Unit Designation or a New Unit Designation or by amending this Agreement to reflect such issuance and to establish the number of Units to be included in each such series (which may be unlimited), and to fix the relative rights, obligations, preferences and limitations of the Units of each such series.

(h) Additional Units. The Board is authorized to increase or decrease the number of Units of any series or subseries of Units, prior or subsequent to the issue of that series or subseries, but not below the number of Units of such series or subseries then outstanding.

5.3 Unit Certificates. Unless the Board otherwise directs, Units will not be represented by certificates.

5.4 Issuance of Units. Subject to the limitations contained in Section 11.5 hereof, the Company (with the approval of the Board) shall have the right to issue any authorized but unissued Units; provided that the Company shall not issue any Units to any Person unless such Person has executed and delivered to the secretary of the Company the documents described in Section 5.5 hereof. Upon the issuance of Units, the Company shall adjust the Capital Accounts of the Unitholders as necessary in accordance with Section 6.2.

5.5 New Members from the Issuance of Units. In order for a Person to be admitted as a Member of the Company by reason of the issuance of Units to such Person by the Company other than in connection with the exercise of an Option, such Person shall have executed and delivered to the secretary of the Company a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit A hereto. Upon the amendment of the Members and Option Holders Schedule by the secretary of the Company and the satisfaction of any other applicable conditions, including the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company.

5.6 Options.

(a) Issuance of Options. Subject to the limitations contained in Section 11.5 hereof, the Company (with the approval of a Majority of the Board) shall have the right to issue Options; provided that the Company shall not issue any Options to any Person unless such Person has executed and delivered to the Secretary of the Company the documents described in Section 5.6(b) below.

(b) Option Holders. In order for a Person to enjoy the rights of an Option Holder as set forth in this Section 5.6, such Person shall have executed and delivered to the Secretary of the Company a counterpart signature page hereto, or, in the case of any Option issued after the date hereof, a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit B hereto. Upon the amendment of the Members and Option Holders Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, including the receipt by the Company of payment for the issuance of the applicable Option, such Person shall be an Option Holder and shall be listed as an Option Holder on the books and records of the Company and thereupon shall be issued his, her or its Option, but such Person shall not be a Member.

(c) Rights and Obligations of Option Holders. Except upon exercise of all or any portion of an Option (and only to the extent of such exercise), nothing contained in this Agreement shall result in any Option Holder being a Member. Except pursuant to Sections 5.6(d) and 5.6(e) below, an Option shall not entitle any Option Holder to exercise any rights or privileges of a Member. No provision hereof and no mere enumeration herein of the rights or privileges of an Option Holder shall give rise to any liability on the part of such Option Holder to make any capital contribution to the Company or otherwise have any liability to the Company as a Member. Notwithstanding the foregoing, Transfers of Options shall be subject to all of the Transfer restrictions contained in this Agreement, including Article XI hereof.

(d) Distributions and Allocation in Respect of Options. Option Holders shall be entitled to receive any and all Distributions made by the Company to the holders of the Units for which the Options held by such Option Holder are exercisable as contemplated by Article VII hereof or otherwise, including any and all Distributions made to Members in connection with the dissolution or liquidation of the Company as contemplated by Article X hereof, which Distributions shall in each case be made to each such Option Holder in the same amount and in the same manner as if such Option Holder had exercised its Option in full and had become a Member and the holder of record of the Units issuable upon exercise of its Option as of the date of the issuance of its Option. Any and all allocations made by the Company among the Members as contemplated by Article VIII hereof or otherwise, including allocations of Profits, Losses, income, gains, losses, deductions and credits of the Company, shall be allocated to any outstanding Options in the same manner and to the same extent as if each such Option had been exercised in full and the Option Holder had become a Member and the holder of record of the Units issuable upon exercise of its Option as of the date of the issuance of such Option.

(e) Other Rights and Obligations of Option Holders. For purposes of Articles VII, VIII, X, XI and XII and Sections 9.1, 9.2 and 9.3 hereof, each Option Holder shall have the same rights and obligations as if such Option Holder had exercised its Option in full and had become a Member and the holder of record of the Units issuable upon exercise of its Option as of the date of the issuance of such Option.

(f) Treatment as a Member for Tax Purposes. The Company and each Option Holder agree that each Option Holder shall be treated for tax purposes as a Member of the

Company and the holder of record of the Units issuable upon exercise of its Option as of the date of the issuance of such Option, whether or not the Option is exercised in accordance with this Section 5.6, and the Company and each Option Holder hereby agree to file their tax returns accordingly.

(g) Exercise of Options. An Option Holder may exercise the Option, in whole or in part, by delivering to the Company (i) a written notice (an “Exercise Notice”) setting forth the number of Units subject to the Option that the Option Holder is electing to purchase upon exercise of the Option, (ii) either (x) payment in lawful money of the United States of America of an amount equal to the exercise price of such Options (the “Exercise Price”) multiplied by the number of Units being purchased by the Option Holder upon exercise of the Option or (y) if applicable, notice of a cashless exercise and (iii) a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit C hereto (the “Joinder”). Upon the Company’s receipt of the Exercise Notice, payment in full of the Exercise Price or delivery of a cashless exercise notice and a duly executed Joinder, such Option Holder shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her or its Units. Following such exercise, upon the admission of an Option Holders as a Member, the Board shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 6.2 hereof.

(h) Recapitalization, Reorganization, etc. In the event of any recapitalization, business combination or reorganization of the Company, or any other reorganization or reclassification of the equity interests of the Company, any outstanding Options shall automatically be converted (an “Option Conversion”) into an option to acquire such units, equity interests, securities, cash or assets as may (by virtue of such recapitalization, business combination, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of Units purchasable hereunder immediately before such recapitalization, business combination, reorganization or reclassification; provided, however, that if such Option Conversion would adversely affect the economic, tax or other benefits to be realized by the Company and/or the Members upon such recapitalization, business combination or reorganization and the Option Holder and the Company cannot agree as to a substitute arrangement that would eliminate such adverse effect, such Option may, upon action by a Majority of the Board, be canceled and appropriate provision shall be to provide the Option Holder with payment in cash in an amount equal to the fair market value of such Option as of such time as jointly determined by a Majority of the Board in good faith and such Option Holder or, if such joint determination cannot be made in a timely manner, by a nationally recognized independent investment banking firm selected by a Majority of the Board and reasonably acceptable to the Option Holders which shall be instructed to deliver its determination as to the fair market value of such Options no later than ten business days following its engagement. The determination of the fair market value of the Options shall be made after taking into consideration the rights, preferences, privileges and restrictions relating to the Units subject to the Options and (i) without any reduction in value for lack of control or the inherent lack of liquidity of non-public minority interests and (ii) giving full effect to the earnings history and prospects of the Company. The fees and expenses of any such investment banking firm shall be shared equally by the Option Holder(s) and the Company.

(i) Fiduciary Duties to Option Holders. Each Option Holder shall be owed the same fiduciary duties owing to the Members pursuant to this Agreement and the Delaware Act as if it were a Member.

(j) Enforceability; Intended Beneficiaries. Notwithstanding any other provision of this Agreement, the Company and the Members agree that this Agreement constitutes a legal, valid and binding agreement of the Company and the Members, and is enforceable against the Company and the Members by the Option Holders, in accordance with its terms. In addition, the Option Holders shall be intended beneficiaries of this Agreement.

5.7 Treatment of Repurchased Class D Common Units. Any Class D Common Unit that is repurchased by the Company pursuant to Section 6 of any Incentive Share Purchase Agreement or otherwise shall no longer be deemed to be outstanding for any purpose under this Agreement.

5.8 Effect on Dilution Factor of Certain Events. For purposes of determining the Dilution Factor, the following shall be applicable:

(a) Issuance of Options. If the Company in any manner grants or sells any Option and the price per Unit for which membership interests having Points are issuable upon the exercise of such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Fair Market Value of such Unit immediately prior to such grant or sale, then the total number of Units issuable upon the exercise of such Option or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per Unit. For purposes of this Section 5.8(a), the “price per Unit for which membership interests having Points are issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Option, plus the aggregate amount of additional consideration payable to the Company upon exercise of such Option, plus in the case of an Option which relates to Convertible Securities, the aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total number of Units so issuable upon the exercise of such Option or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Option. No further adjustment of the Dilution Factor shall be made when Convertible Securities are actually issued upon the exercise of any such Option or when Units having Points are actually issued upon the exercise of such Option or the conversion or exchange of such Convertible Securities.

(b) Issuance of Convertible Securities. If the Company or any Subsidiary in any manner issues or sells any Convertible Securities and the price per Unit for membership interests having Points are issuable upon conversion or exchange thereof is less than the Fair Market Value of such Unit immediately prior to such issuance or sale, then the total number of Units issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per Unit. For the purposes of this Section 5.8(b), the “price per Unit for membership interests having Points are issuable” shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total number of Units represented by the membership interests issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Dilution Factor shall be made when membership interests are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Option, then no adjustment of the Dilution Factor shall be made by reason of such issue or sale.

(c) Change in Option Price; Conversion Rate or Units Issuable. If the purchase price provided for in any Option, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security, the rate at which any Convertible Security is convertible into or exchangeable for membership interests having Points, and/or the quantity of such membership interests issuable upon the conversion, exercise or exchange of any such Option or Convertible Security, changes at any time, then the Dilution Factor shall be immediately adjusted to the Dilution Factor which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, conversion rate or quantity, as the case may be, at the time initially granted, issued or sold; provided that no such change shall at any time cause the Dilution Factor to be less than 1.00.

(d) Calculation of Consideration Received. If any membership interest, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company and its Subsidiaries therefor. If any membership interest, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value thereof.

(e) Recomputation. Upon the expiration or the termination of the right to exercise, convert or exchange any Convertible Security or Option the issuance of which resulted in an increase in the Dilution Factor for such Class pursuant to this Section 5.8, the Dilution Factor shall be recomputed to reflect the issuance of only the number of membership interests having Points (and Convertible Securities which remain convertible into such membership interests) actually issued upon the exercise, conversion or exchange of such Options or Convertible Securities.

(f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5.8 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board in good faith will make an appropriate adjustment in the Dilution Factor so as to protect the rights of the holders of Class E Common Units.

5.9 Determination of Class E Common Redemption Price. After one or more holders of Class E Common Units elect(s) to require the Company to redeem Class E Common Units in accordance with Section 4D of the Preferred Securities Purchase Agreement, the Company will deliver written notice of the Board’s determination of the Fair Market Value of such Units (the

“Redemption Value Notice”) to the holder(s) of the Class E Common Units to be redeemed. Such determination will be binding upon the Company and the holders of the Class E Common Units for purposes of such redemption unless any Majority Redeeming Class E Holders provide the Company with written notice, delivered within 15 days of their receiving the applicable Redemption Value Notice, to the effect that they believe the Fair Market Value of such Class E Common Units is greater than that described in the Redemption Value Notice. If any Majority Redeeming Class E Holders deliver such a notice, then the Company shall (unless the Company (with the approval or ratification by the Board) and any Majority Redeeming Class E Holders otherwise agree in writing as to the Fair Market Value of the Class E Common Units to be redeemed, in which case such determination shall be binding on the Company and the holders of the Class E Common Units to be redeemed) engage an Independent Financial Advisor reasonably acceptable to the Company and any Majority Redeeming Class E Holders to determine the Fair Market Value of the Class E Common Units to be redeemed, and such determination shall be binding upon the Company and the holders of the Class E Common Units to be redeemed. The fees, costs and expenses of the Independent Financial Advisor shall be borne by the Company.

ARTICLE VI

Capital Contributions and Capital Accounts

6.1 Capital Contributions.

(a) Each Person who is a Member as of the date hereof has made, or is deemed to have made, the Capital Contributions giving rise to such Member’s Capital Account as of the date hereof and is deemed to own the number, type and class, series or subseries of Units, in each case, in the amounts set forth opposite such Member’s name on the Members and Option Holders Schedule as in effect on the date hereof.

(b) No Member shall make or be required to make any additional contributions to the Company with respect to such Member’s Units. Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other property of the Company.

6.2 Capital Accounts.

(a) Maintenance Rules. The Company shall maintain for each Unitholder and Option Holder a separate capital account (a “Capital Account”) in accordance with this Section 6.2(a). Each Capital Account shall be maintained in accordance with the following provisions:

(i) Such Capital Account shall be increased by the cash amount or Book Value of any property contributed by such Unitholder or Option Holder to the Company pursuant to this Agreement, such Unitholder’s or Option Holders’ allocable share of Profits and any items in the nature of income or gains which are specially allocated to such Unitholder or Option Holder pursuant to Section 8.2 or Section 8.3 below, and the amount of any liabilities of the Company assumed by such Unitholder or Option Holder or which are secured by any property distributed to such Unitholder or Option Holder.

(ii) Such Capital Account shall be decreased by the cash amount or Book Value of any property distributed to such Unitholder or Option Holder pursuant to this Agreement, such Unitholder’s or Option Holders’ allocable share of Losses and any items in the nature of deductions or losses which are specially allocated to such Unitholder or Option Holder pursuant to Section 8.2 or Section 8.3 below, and the amount of any liabilities of such Unitholder or Option Holder assumed by the Company or which are secured by any property contributed by such Unitholder or Option Holder to the Company.

(iii) If all or any portion of a Unit or an Option is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit or Option (or, in each case, portion thereof).

(iv) If the Book Value of the Company assets is adjusted pursuant to clause (b) of the definition of “Book Value,” the Capital Accounts of the Unitholders or Option Holders shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations; provided that in the case of any Option Holder the initial balance of such Option Holder’s Capital Account shall be deemed to equal the aggregate amount paid by such Option Holder to the Company to acquire such Option. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

(b) Definition of Profits and Losses. “Profits” and “Losses” mean, for each Taxable Year or other period, an amount equal to the Company’s taxable income or loss, respectively, for such Taxable Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includible in gross income or are not deductible for federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to the definition of “Book Value” or Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property (provided that if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(i), the allocation of gain or loss shall be made immediately prior to the related acquisition of the interest in the Company).

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(vi) All items of income, gain, loss or deduction which are specially allocated pursuant to Section 8.2 or Section 8.3 shall not be taken into account in computing such taxable income or loss.

6.3 Negative Capital Accounts. If any Unitholder or Option Holder has a deficit balance in its Capital Account, such Unitholder or Option Holder shall have no obligation to restore such negative balance or to make any Capital Contributions to the Company by reason thereof, and such negative balance shall not be considered an asset of the Company or of any Unitholder or Option Holder.

6.4 No Withdrawal. No Unitholder will be entitled to withdraw any part of his or its Capital Contribution or Capital Account or to receive any distribution from the Company, except as expressly provided in this Agreement.

6.5 Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions.

6.6 Status of Capital Contributions.

(a) No Unitholder shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise specifically provided in this Agreement.

(b) Except as otherwise provided by applicable law, no Unitholder shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company. No Unitholder shall have any personal liability for the repayment of any Capital Contribution of any other Unitholder.

ARTICLE VII

Distributions

7.1 Generally. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to Unitholders or Option Holders if such Distribution would violate Section 18-607 of the Delaware Act or other applicable law.

7.2 Order of Priority. Subject to Sections 7.4 and 10.2(b) below, available cash or other assets (taking such other assets into account at their Fair Market Value at the time of distributions) shall be distributed, at such times and in such amounts as the Board determines in its discretion, subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company, in the following order and priority (subject to Section 7.3 below and any Class D Common Unit Designation or New Unit Designation then in effect, provided, that the Company shall not issue or create any Unit which ranks pari passu with or has priority over the Series A Preferred Unit as to Distributions at any time when any Series A Preferred Unit is outstanding, except as permitted by the Preferred Securities Purchase Agreement):

(a) First, to the holders of Series A Preferred Units, collectively, until the entire amount of the Unreturned Capital Value of all outstanding Series A Preferred Units as of the time of such Distribution has been paid in full in cash. Amounts to be distributed to the holders of Series A Preferred Units pursuant to the first sentence of this Section 7.2(a) will be distributed among such holders in proportion to and to the extent of the Unreturned Capital Value in respect of the Series A Preferred Units owned by each such holder as of the time of the applicable Distribution. No Distribution or any portion thereof may be made pursuant to Section 7.2(b) through Section 7.2(h) until the entire amount of Unreturned Capital Value of all outstanding Series A Preferred Units as of the time of such Distribution has been paid in full in cash.

(b) Second, to the holders of Series A Preferred Units, collectively, until the entire amount of Unpaid Yield on all outstanding Series A Preferred Units as of the time of such Distribution has been paid in full in cash. Amounts to be distributed to the holders of Series A Preferred Units pursuant to the first sentence of this Section 7.2(b) will be distributed among such holders in proportion to and to the extent of the Unpaid Yield on the Series A Preferred Units owned by each such holder as of the time of the applicable Distribution. No Distribution or any portion thereof may be made pursuant to Section 7.2(c) through Section 7.2(h) until the entire amount of the Unpaid Yield on all outstanding Series A Preferred Units as of the time of such Distribution has been paid in full in cash.

(c) Third, to the holders of Class A Common Units, collectively, and to the holders of the Class E Common Units, collectively, pro rata between such groups of holders based on the aggregate number of Points represented by the Class A Common Units and Class E Common Units, respectively, until the entire amount of the Unreturned Capital Value of all outstanding Class A Common Units as of the time of such Distribution has been paid in full to the holders of Class A Common Units. Amounts to be distributed to the holders of Class A

Common Units pursuant to the first sentence of this Section 7.2(c) will be distributed among such holders in proportion to and to the extent of the Unreturned Capital Value in respect of the Class A Common Units owned by each such holder as of the time of the applicable Distribution. Amounts to be distributed to the holders of Class E Common Units pursuant to the first sentence of this Section 7.2(c) will be distributed pro rata among such holders on the basis of the number of Points represented by the Class E Common Units owned by each of them. No Distribution or any portion thereof may be made pursuant to Section 7.2(d) through Section 7.2(h) until the entire amount of Unreturned Capital Value of all outstanding Class A Common Units as of the time of such Distribution has been paid in full to the holders of Class A Common Units.

(d) Fourth, to the holders of Class B Common Units, collectively, and to the holders of the Class E Common Units, collectively, pro rata between such groups of holders based on the aggregate number of Points represented by the Class B Common Units and Class E Common Units, respectively, until the entire amount of the Unreturned Capital Value of all outstanding Class B Common Units as of the time of such Distribution has been paid in full to the holders of Class B Common Units. Amounts to be distributed to the holders of Class B Common Units pursuant to the first sentence of this Section 7.2(d) will be distributed among such holders in proportion to and to the extent of the Unreturned Capital Value in respect of the Class B Common Units owned by each such holder as of the time of the applicable Distribution. Amounts to be distributed to the holders of Class E Common Units pursuant to the first sentence of this Section 7.2(d) will be distributed pro rata among such holders on the basis of the number of Points represented by the Class E Common Units owned by each of them. No Distribution or any portion thereof may be made pursuant to Section 7.2(e) through Section 7.2(h) until the entire amount of Unreturned Capital Value of all outstanding Class B Common Units as of the time of such Distribution has been paid in full to the holders of Class B Common Units.

(e) Fifth, to the holders of Class A Common Units, collectively, and to the holders of the Class E Common Units, collectively, pro rata between such groups of holders based on the aggregate number of Points represented by the Class A Common Units and Class E Common Units, respectively, until the entire amount of Unpaid Yield on all outstanding Class A Common Units as of the time of such Distribution has been paid in full to the holders of Class A Common Units. Amounts to be distributed to the holders of Class A Common Units pursuant to the first sentence of this Section 7.2(e) will be distributed among such holders in proportion to and to the extent of the Unpaid Yield on the Class A Common Units owned by each such holder as of the time of the applicable Distribution. Amounts to be distributed to the holders of Class E Common Units pursuant to the first sentence of this Section 7.2(e) will be distributed pro rata among such holders on the basis of the number of Points represented by the Class E Common Units owned by each of them. No Distribution or any portion thereof may be made pursuant to Section 7.2(f) through Section 7.2(h) until the entire amount of the Unpaid Yield on all outstanding Class A Common Units as of the time of such Distribution has been paid in full to the holders of Class A Common Units.

(f) Sixth, to the holders of Class B Common Units, collectively, and to the holders of the Class E Common Units, collectively, pro rata between such groups of holders based on the aggregate number of Points represented by the Class B Common Units and Class E Common Units, respectively, until the entire amount of Unpaid Yield on all outstanding Class B

Common Units as of the time of such Distribution has been paid in full to the holders of Class B Common Units. Amounts to be distributed to the holders of Class B Common Units pursuant to the first sentence of this Section 7.2(f) will be distributed among such holders in proportion to and to the extent of the Unpaid Yield on the Class B Common Units owned by each such holder as of the time of the applicable Distribution. Amounts to be distributed to the holders of Class E Common Units pursuant to the first sentence of this Section 7.2(f) will be distributed pro rata among such holders on the basis of the number of Points represented by the Class E Common Units owned by each of them. No Distribution or any portion thereof may be made pursuant to Section 7.2(g) or Section 7.2(h) until the entire amount of the Unpaid Yield on all outstanding Class B Common Units as of the time of such Distribution has been paid in full to the holders of Class B Common Units.

(g) Seventh, subject to Section 7.3 below, to the holders of Class A Common Units, Class B Common Units, Class C Common Units, Class D Common Units and Class E Common Units (the “Common-Equivalent Units”) upon which less than the Catch-Up Amount has been paid, until an aggregate amount equal to the Catch-Up Amount has been paid with respect to each Common-Equivalent Unit (on a per-Point basis). Distributions pursuant to this Section 7.2(g) will be first be made only to holders of those Common-Equivalent Units upon which the least amount of Distributions have theretofore been paid (on a per-Point basis), until Distributions have been paid in respect of such Common Equivalent Units in an amount per Point equal to the amount of Distributions per Point paid on the Common-Equivalent Units which have theretofore been paid the second-least amount on a per-Point basis. Distributions pursuant to this Section 7.2(g) will then be made only to the holders of such former Common-Equivalent Units and such latter Common-Equivalent Units until Distributions have been paid in respect of all such Common-Equivalent Units in an amount per Point equal to the amount of Distributions per Point theretofore paid on the Common-Equivalent Units which have theretofore been paid the third-least amount on a per-Unit basis, and so on until the same amount has been paid in respect of all Common-Equivalent Units on a per-Point basis. Amounts to be distributed to holders of any particular Common-Equivalent Units as described in the second or third sentence of this Section 7.2(g) will be distributed pro rata among the holders of such Units on the basis of the Points represented by such Units. No Distribution or any portion thereof may be made pursuant to Section 7.2(h) until the aggregate amount of all Distributions made in respect of each Common-Equivalent Units.

(h) Eighth, subject to Section 7.3 below, to the holders of Common Units pro rata among such holders on the basis of the number of Points represented by the Common Units owned by each of them.

Attached hereto as Exhibit E are examples that demonstrate how Distributions are intended to be made to holders of Units pursuant to this Section 7.2.

7.3 No Right to Receive Certain Distributions. Notwithstanding Section 7.2 above:

(a) If at the time any Distribution is made in respect of any Class D Common Unit pursuant to Section 7.2 above such Class D Common Unit is an Unvested Class D Common Unit, then the amount of such Distribution (after giving effect to Section 7.3(b) below) shall be withheld from the holder of such Unvested Class D Common Unit until the earlier to occur of (i)

the time at which such Unvested Class D Common Unit becomes a Vested Class D Common Unit, whereupon the amount so withheld shall be promptly paid by the Company to such holder without interest and (ii) the time at which such Unvested Class D Common Unit is no longer eligible for vesting, whereupon the amount so withheld shall be distributed to the other Members pursuant to Section 7.2 above or retained by the Company and held or used for any purpose, as a Majority of the Board may direct.

(b) Any holder of any Class D Common Unit will forego distributions that would otherwise be made in respect of such Class D Common Unit from time to time pursuant to Section 7.2 above (including by reason of Section 7.3(c) below) in such amount(s) as may be required so that the aggregate amount of Distributions foregone with respect to such Class D Common Unit by reason of this Section 7.3(b) is equal to the Non-Distribution Amount for such Class D Common Unit. No holder of any Class D Common Unit will later have the right to receive any Distribution which is foregone pursuant to this Section 7.3(b), except to the extent that any portion of such foregone Distribution may be reallocated to such holder in accordance with Section 7.3(c) below. Distributions foregone by a holder pursuant to this Section 7.3(b) will nonetheless be deemed to have been received by such holder for purposes of Section 7.2(g).

(c) All Distributions withheld in respect of Class D Common Units pursuant to Section 7.3(b) above will be reallocated and paid instead to the Unitholders in accordance with Section 7.2(g) or Section 7.2(h) above, as applicable (subject again to being foregone pursuant to Section 7.3(b) above); provided that the holders of Class E Common Units shall not be eligible to have any Distribution withheld in respect of Class D Common Units pursuant to Section 7.3(b) above reallocated and paid to such holders pursuant to this Section 7.3(c) and, for purposes of reallocating and paying any such Distribution so withheld pursuant to this Section 7.3(c), Section 7.2(g) and Section 7.2(h) above shall be given effect as if no Class E Common Units exist.

7.4 Tax Advances. Subject to the restrictions of any of the Company’s and/or its Subsidiaries’ then applicable debt financing agreements, the Board may cause the Company to distribute to each Unitholder cash in proportion to and to the extent of such Unitholder’s Quarterly Estimated Tax Amount for the applicable calendar quarter. Any distributions described in this Section 7.4 will be made without regard for the relative priorities and amounts set forth in Section 7.2 above. Distributions made pursuant to this Section 7.4 shall be taken into account as advances on distributions made pursuant to Section 7.2 above, and shall (to the extent not previously taken into account pursuant to this sentence) reduce the distributions to be made to any Unitholder under Section 7.2 above, when and as paid by the Company. No Unitholder shall be liable to the Company for any amount distributed to it pursuant to this Section 7.4, or for any interest on such amount.

7.5 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. Except as otherwise provided in this Agreement, if the Company is required by law (as determined by the Tax Matters Partner based on the advice of legal or tax counsel to the Company) to make any payment on behalf of a Unitholder in its capacity as such (including in respect of withholding taxes, personal property taxes, and unincorporated business taxes, etc.), then such Unitholder (the “Indemnifying Unitholder”) will indemnify the Company in full for the entire amount paid, including interest, penalties and expenses associated with such payment. At the option of the Board, either:

(a) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Unitholder will make a cash payment to the Company in an amount equal to the full amount to be indemnified (and the amount paid will not be added to the Indemnifying Unitholder’s Capital Account or otherwise deemed to be a Capital Contribution), or

(b) the Company will reduce the Distribution giving rise to such payment and/or any subsequent Distributions which would otherwise be made to the Indemnifying Unitholder until the Company has recovered the amount to be indemnified (and the amount of such reduction will be deemed to have been distributed for all purposes, and such deemed distribution will reduce the Indemnifying Unitholder’s Capital Account).

A Unitholder’s obligation to make contributions to the Company under this Section 7.5 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 7.5, the Company will be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 7.5, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Company’s and its Subsidiaries’ effective cost of borrowed funds.

7.6 Non-Cash Distributions. Notwithstanding anything in this Agreement to the contrary, the Company shall not make any Distribution in the form of non-cash property with respect to any class of Common Units unless all holders of such class of Common Units entitled to receive such Distribution in accordance with Section 7.2 above receive the identical form of non-cash consideration.

7.7 Redemption of Series A Preferred Units. With respect to any Series A Preferred Unit, such Series A Preferred Unit shall cease to be issued and outstanding and shall be deemed to have been redeemed upon the payment in full in cash of each of (i) the Unreturned Capital Value of such Series A Preferred Unit, (ii) the Unpaid Yield on such Series A Preferred Unit as of the time the Unreturned Capital Value of such Series A Preferred Unit was paid in full in cash, and (iii) the Redemption Amount (as that term is defined in the Preferred Securities Purchase Agreement), if any, that is payable pursuant to the Preferred Securities Purchase Agreement upon the redemption of such Series A Preferred Unit, whereupon (A) the holder of such Series A Preferred Unit shall cease to have any right or obligation hereunder with respect to such Series A Preferred Unit and (B) the Secretary of the Company shall amend the Members and Option Holders Schedule to reflect the redemption in full of such Series A Preferred Unit.

ARTICLE VIII

Allocations

8.1 Regular Allocations.

(a) Generally. Except as otherwise provided in Section 8.2 below, Net Profits and Net Losses (if any) for any Fiscal Year shall be allocated among the Members in such a manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each

Member, (ii) such Member’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to such Member or for which such Member would be liable to the Company under the Delaware Act, determined as if the Company were to (x) liquidate the assets of the Company for an amount equal to their Book Value and (y) distribute the proceeds of liquidation pursuant to Section 10.2 below; provided that clauses (x) and (y) above only apply to this Section 8.1.

(b) Allocation for Net Profit Year. For purposes of this Section 8.1, subject to Section 8.1(d) below, if the Company has Profits for a Fiscal Year or other period, then (i) losses will first be allocated to Members whose Capital Accounts are to be reduced as a result of the allocations under Section 8.1(a) above, in amounts equal to the respective amounts by which such Capital Accounts are to be so reduced, and (ii) profits and any remaining losses will be allocated to Members whose Capital Accounts are to be increased as a result of the allocations under Section 8.1(a) above, in the proportion that the amounts of the increases to be so effected in such Members’ respective Capital Accounts bears to the aggregate amount of the increase to be effected in all such Members’ Capital Accounts as a result of the allocations under Section 8.1(a) above.

(c) Allocation for Net Loss Year. For purposes of this Section 8.1, subject to Section 8.1(d), if the Company has Losses for a Fiscal Year or other period, then (i) profits will first be allocated to Members whose Capital Accounts are to be increased as a result of the allocations under Section 8.1(a), in amounts equal to the respective amounts by which such Capital Accounts are to be so increased, and (ii) losses and any remaining profits will be allocated to Members whose Capital Accounts are to be reduced as a result of the allocations under Section 8.1(a), in the proportion that the amounts of the reductions to be effected in such Members’ respective Capital Accounts bears to the aggregate amount of the reduction to be so effected in all such Members’ Capital Accounts as a result of the allocations under Section 8.1(a) above.

(d) Negative Capital Account Balances. If all items of profit for a Fiscal Year or other period have been allocated in accordance with Section 8.1(a) and there remain items of loss to be allocated, then such items of loss will be allocated to the Members pro rata according to the number of Units held by each of them. If, prior to making any allocation of items of profit or loss for any Fiscal Year or other period, any Member has a negative Capital Account balance, then items of profit will be allocated to all such Members, pro rata according to the amounts by which their respective Capital Account balances are less then zero, until no Member has a negative Capital Account balance.

(e) General. Nothing herein is intended to give rise to any guaranteed payments that would be required to be allocated to any Member. The Unitholders intend that allocations hereunder affecting Capital Accounts shall be made such that liquidation distributions made under Section 10.2(b)(iii) below shall be the same as if made in accordance with positive Capital Account balances.

8.2 Regulatory and Special Allocations. Notwithstanding the provisions of Section 8.1:

(a) If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulation Section 1.704-2(d)(1)) during any Taxable Year, each Unitholder shall be specially allocated profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Unitholder Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Unitholder Minimum Gain during any Taxable Year, each Unitholder that has a share of such Unitholder Minimum Gain shall be specially allocated profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Unitholder’s share of the net decrease in Unitholder Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) In the event any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), profits shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) The allocations set forth in paragraphs (a), (b) and (c) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article VIII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Unitholders so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations to each Unitholder shall be equal to the net amount that would have been allocated to such Unitholder if the Regulatory Allocations had not occurred.

8.3 Curative Allocations. If the Tax Matters Partner determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, deduction or credit is not specified in this Article VIII (an “unallocated item”), or that the allocation of any item of Company income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Unitholders’ economic interests in the Company (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii)) (a “misallocated item”), then the Board may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that no such allocation will be made without the prior consent of each Unitholder that would be affected thereby (which consent no such Unitholder may unreasonably withhold) and provided further that no such allocation shall have any material effect on the amounts distributable to any Unitholder, including the amounts to be distributed upon the complete liquidation of the Company.

8.4 Tax Allocations.

(a) All income, gains, losses, deductions and credits of the Company shall be allocated, for federal, state and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits shall be allocated among the Unitholders for tax purposes, to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c) and the traditional method of Treasury Regulation Section 1.704-3(b), or such other method elected by the Tax Matters Partner, so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c) If the Book Value of any Company property is adjusted pursuant to clause (b) of the definition of “Book Value,” subsequent allocations of items of taxable income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d) Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e) Allocations pursuant to this Section 8.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, distributions or other items pursuant to any provisions of this Agreement.

ARTICLE IX

Elections and Reports

9.1 Generally. The Company will keep appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.3 or pursuant to applicable laws. The Unitholders (subject to reasonable confidentiality requirements that the Board may impose) shall have such right to request and receive such information concerning the Company and its affairs as the Company is required by the Delaware Act to provide.

9.2 Tax Status. The Unitholders intend that the Company be treated as a partnership for federal, state and local income tax purposes, and the Company and each Unitholder shall file all tax returns on the basis consistent therewith.

9.3 Reports. The Company will use reasonable efforts to deliver or cause to be delivered, by March 1 (and, in any event, will deliver not later than May 31) of each year, to each Person who was a Unitholder at any time during the previous Taxable Year, all information necessary for the preparation of such Person’s United States federal income tax returns and any state, local and foreign income tax returns which such Person is required to file as a result of the Company being engaged in a trade or business within such state, local or foreign jurisdiction, including a statement showing such Person’s share of income, gains, losses, deductions and credits for such year for United States federal income tax purposes (and, if applicable, state, local or foreign income tax purposes) and the amount of any distributions made to or for the account of such Person. Upon the written request of any such Person, the Company will use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any state, local and foreign income tax returns which must be filed by such Person.

9.4 Tax Elections. The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code. Each Unitholder will upon request supply the information necessary to give proper effect to any such election.

9.5 Tax Controversies. ABRY Partners is designated the “Tax Matters Partner” (as defined in Code Section 6231) for the Company, and is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith; provided that the Tax Matters Partner may be replaced by action of a Majority of the Members. Each Unitholder and Option Holder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. The Tax Matters Partner shall take such action as may be necessary to cause OHCP to become a “notice partner” within the meaning of Section 6223 of the Code and shall inform OHCP of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof within ten days after becoming aware thereof and, within such time, shall forward to each Oak Hill Purchaser copies of all significant written communications it may receive in such capacity. Subject to the foregoing proviso, the Tax Matters Partner will have sole discretion to determine whether the Company (either in its own behalf or on behalf of the Unitholders and Option Holders) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. The Tax Matters Partner shall not settle or compromise any tax audit of the Company or bind the Company or any Oak Hill Purchaser to any election or extension of a statute of limitations without the prior consent of OHCP. Any deficiency for taxes imposed on any Unitholder or Option Holder (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Unitholder or Option Holder, and if required to be paid (and actually paid) by the Company, will be recoverable from such Unitholder or Option Holder as provided in Section 7.5 hereof. The Company shall reimburse the Tax Matters Partner for any and all reasonable expenses (including legal and accounting fees) incurred by the Tax Matters Partner in connection with the fulfillment of its duties under this Section 9.5. This provision is not intended to authorize the Tax Matters Partner to take any action left to the determination of a partner under Sections 6222 through 6231 of the Code.

9.6 UBTI/EC. The Company shall use its best efforts not to engage, directly (or indirectly through any entity owned by the Company that is treated as a pass-through entity for United States federal income tax purposes), in any activity that would cause a Unitholder or Option Holder to recognize, solely as a result of its status as a Unitholder or Option Holder in the Company, either (a) unrelated business taxable income within the meaning of Section 512 of the Code (including by reason of Section 514 of the Code); or (b) income that is effectively connected with the conduct of a trade or business in the United States, within the meaning of Section 871(b) or Section 882(a)(1) of the Code (including income described in Section 897 of the Code which is treated as income within the meaning of Section 871(b) or 882(a)(1) of the Code). The parties anticipate that any acquisition of all or a portion of the business of, or all or a substantial portion of the assets of, any Person will be made in or through “C” corporations.

ARTICLE X

Dissolution and Liquidation

10.1 Dissolution. The Company shall be dissolved and its affairs wound up only upon the happening of any of the following events:

(a) The sale or other disposition by the Company of all or substantially all of the assets it then owns;

(b) Upon the election to dissolve the Company by action of a Majority of the Members; or

(c) The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act; provided that, notwithstanding anything contained herein to the contrary, no Member shall make an application for the dissolution of the Company pursuant to § 18-802 of the Delaware Act without the approval of a Majority of the Members.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 10.2 and the Certificate shall have been canceled.

10.2 Liquidation.

(a) Liquidator. Upon dissolution of the Company, the Board will appoint a Person to act as the “Liquidator,” and such Person shall act as the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 10.2. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided in this Section 10.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 10.2. The Liquidator will receive as compensation for its services as follows: (1) no additional compensation, if the Liquidator is an employee of the Company or any of its Subsidiaries, or (2) if the Liquidator is not such an employee, such compensation as the Board may approve, plus, in either case, reimbursement of the Liquidator’s out-of-pocket expenses in performing its duties.

(b) Liquidating Actions. The Liquidator will liquidate the assets of the Company and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(i) First, to the payment of the Company’s debts and obligations to its creditors (including any Unitholders who are creditors), including sales commissions and other expenses incident to any sale of the assets of the Company, in order of the priority provided by law.

(ii) Second, to the establishment of and additions to such reserves as the Board deems reasonably necessary or appropriate.

(iii) Third, to the Unitholders, in accordance with Section 7.2 hereof.

The reserves established pursuant to clause (ii) above will be deposited by the Liquidator with a bank or other financial institution, to be used for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board deems advisable, such reserves will be distributed to the Unitholders in accordance with Section 7.2 hereof. The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Unitholder immediately prior to the distribution of the Company’s assets pursuant to this Section 10.2(b) being equal to the amount distributable to such Unitholder pursuant to this Section 10.2(b). The Company is authorized to make appropriate adjustments in the allocation of Profits and Losses as necessary to cause the amount of each Unitholder’s Capital Account immediately prior to the distribution of the Company’s assets pursuant to this Section 10.2(b) to equal the amount distributable to such Unitholder pursuant to this Section 10.2(b).

(c) Distribution in Kind. Notwithstanding the provisions of Section 10.2(b) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 10.2(b) above, if upon dissolution of the Company the Board determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Unitholders, the Board may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, distribute to the Unitholders, in lieu of cash, as tenants in common or otherwise, as the Board may elect, and in accordance with the provisions of Section 10.2(b) above, such Company assets as the Liquidator deems not suitable for liquidation or undivided interests therein. Any such distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the Board will determine the Fair Market Value of any property to be distributed in accordance with any reasonable valuation procedure.

(d) Reasonable Time for Winding Up. A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2(b) above in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Company (or any Unitholder’s interest in the Company) and related adjustments will be made by the end of the Taxable Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).

(e) Termination. Upon completion of the distribution of the assets of the Company as provided in Section 10.2(b) or 10.2(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

ARTICLE XI

Transfer of Units

11.1 Restrictions. Each Member and Option Holder acknowledges and agrees that such Member or Option Holder shall not Transfer any Unit or Option except in accordance with the provisions of this Article XI and, if applicable, the Members Agreement. Any attempted Transfer in violation of the preceding sentence shall be deemed null and void for all purposes, and the Company will not record any such Transfer on its books or treat any purported transferee as the owner of such Unit or Option for any purpose.

11.2 General Restrictions on Transfer.

(a) Transfer by Members. (i) Notwithstanding anything to the contrary in this Agreement, no transferee of any Unit received pursuant to a Transfer (but excluding transferees that were Members immediately prior to such a Transfer, who shall automatically become a Member with respect to any additional Units they so acquire) shall become a Member in respect of or be deemed to have any ownership rights in the Unit so Transferred unless the purported transferee is admitted as a Member as set forth in Section 11.3(a) below.

(ii) Following a Transfer of any Unit that is permitted under this Article XI and the Members Agreement, the transferee of such Unit shall succeed to the Capital Account associated with such Unit and shall receive allocations and distributions under Articles VI, VII, VIII and X hereof in respect of such Unit(s). Notwithstanding the foregoing, Profits, Losses and other items will be allocated between the transferor and the transferee according to Code Section 706.

(iii) Any Member who Transfers all of his, her or its Units in accordance with this Agreement and, if applicable, the Members Agreement (i) shall cease to be a Member upon such Transfer, and (ii) shall no longer possess or have the power to exercise any rights or powers of a Member of the Company.

(b) Transfers by Option Holders.

(i) Notwithstanding anything to the contrary in this Agreement, no transferee of any Options received pursuant to a Transfer (but excluding transferees that were Members or Option Holders immediately prior to such a Transfer) shall become an Option Holder unless the purported transferee is listed as an Option Holder on the Members and Option Holders Schedule as set forth in Section 11.3(b) below.

(ii) Following a Transfer of any Option that is permitted under this Article XI and the Members Agreement, the transferee of such Option shall, if applicable, succeed to the Capital Account associated with such Option and shall receive allocations and distributions under Articles VI, VII, VIII and X hereof in respect of such Option. Notwithstanding the foregoing, Profits, Losses and other items will be allocated between the transferor and the transferee according to Code Section 706.

(iii) Any Option Holder who Transfers all of his, her or its Options in accordance with this Agreement and, if applicable, the Members Agreement (A) shall cease to be listed as an Option Holder on the Members and Option Holders Schedule upon such Transfer, and (B) shall no longer possess or have any of the rights or powers associated therewith.

11.3 Procedures for Transfer. Subject in all events to the general restrictions on Transfers contained in Sections 11.1, 11.2 and 11.5 hereof and any applicable restrictions in the Members Agreement, a Member may Transfer all or any part of his or its Units in accordance with this Section 11.3.

(a) No transferee of any Unit may be admitted as a Member of the Company until such time as such transferee has executed and delivered to the Secretary of the Company a written undertaken to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit A hereto. Upon the amendment of the Members and Option Holders Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions set forth in Section 11.3(c) below, such prospective transferee shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon the Company shall reissue the applicable Units in the name of such prospective transferee. The provisions of this Section 11.3(a) shall not apply with respect to the Transfer of any Unit to a transferee that is a Member immediately prior to such Transfer.

(b) No transferee of any Option may qualify as an Option Holder hereunder until such time as such transferee has executed and delivered to the Secretary of the Company a written undertaken to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit B hereto; provided that the requirements of this first sentence of this Section 11.3(b) shall not apply with respect to the Transfer of any Option to a transferee that is a Member immediately prior to such Transfer, which transferee shall remain a Member only with respect to the Units held by such Member at the time of such transfer and, subject to the requirements of this Section 11.3(b), shall be an Option Holder with respect to the Options acquired pursuant to such transfer. Upon the amendment of the Members and Option Holders Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions set forth in Section 11.3(c) below, such prospective transferee shall be an Option Holder hereunder with respect to such Options and deemed listed as such on the books and records of the Company and thereupon the Company shall reissue the applicable Option in the name of such prospective transferee.

(c) Unless waived by the Company, no Member may Transfer any Restricted Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 11.4(b) below.

11.4 Legend.

(a) The certificates, if any, representing the Units will bear the following legend:

“THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE ISSUER (THE “COMPANY”), AS IN EFFECT FROM TIME TO TIME. A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT AS IN EFFECT FROM TIME TO TIME SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A MEMBERS AGREEMENT DATED AS OF MARCH 1, 2004, AMONG THE COMPANY AND CERTAIN OF THE COMPANY’S MEMBERS, AS IN EFFECT FROM TIME TO TIME. A COPY OF SUCH MEMBERS AGREEMENT AS IN EFFECT FROM TIME TO TIME SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) Each certificate or instrument evidencing Restricted Securities and each certificate or instrument issued in exchange for or upon the Transfer of any Restricted Securities

(if such securities remain Restricted Securities after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

Upon the request of any holder of Restricted Securities, the Company shall remove the Securities Act legend set forth above from the certificates for such Restricted Securities if such Restricted Securities are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) under the Securities Act.

11.5 Limitations.

(a) Notwithstanding anything to the contrary in this Agreement, no Unit or Option may be Transferred or issued by the Company if such Transfer or issuance would require the Company to register under the Investment Company Act of 1940, as amended from time to time.

(b) In order to permit the Company to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit shall be permitted or recognized by the Company (within the meaning of Treasury Regulation Section 1.7704-1(d)) and the Company shall not issue any Units if and to the extent that such Transfer or issuance would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).

(c) Notwithstanding anything to the contrary in this Agreement, no Unit or Option may be Transferred and the Company may not issue any Unit or Option unless (i) such Transfer or issuance, as the case may be, shall not affect the Company’s existence or qualification as a limited liability company under the Delaware Act, (ii) such Transfer or issuance, as the case may be, shall not cause the Company to be classified as other than a partnership for United States federal income tax purposes, (iii) such Transfer or issuance, as the case may be, shall not result in a termination of the Company under Code Section 708, unless the Board determines that any such termination will not have a material adverse impact on the Members and (iv) such Transfer or issuance, as the case may be, shall not cause the application of the tax-exempt use property rules of Code Sections 168(g)(l)(B) and 168(h) to the Company or its Members.

ARTICLE XII

Miscellaneous Provisions

12.1 Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) on the date of personal delivery to the recipient or an officer of the recipient, or (b) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (c) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or three (3) Business Days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications shall be sent to each Member and Option Holder at the address set forth for such Member and Option Holder in the Members Agreement (including any joinder thereto) as then in effect and to the Company at the address set forth below:

Atlantic Broadband Group, LLC

c/o ABRY Partners IV, L.P.

111 Huntington Avenue

30th Floor

Boston, MA 02199

Facsimile: 617-859-8797

Attention: Jay Grossman

A copy of notices to the Company (which will not constitute notice to the Company) shall be sent to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Facsimile: 212-446-4900

Attention: John L. Kuehn, Esq.

Armand A. Della Monica, Esq.

or to such other address or to the attention of such Person as the recipient party has specified by prior written notice to the sending party.

12.2 Governing Law. To the extent required by the Delaware Act, all issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules to this Agreement shall be governed by, and construed in accordance with, the Delaware Act, without giving to effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of any other law. In all other respects, all issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules to this Agreement shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

12.3 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Agreement.

12.4 Amendment and Waiver.

(a) Subject to Sections 12.4(b) through 12.4(h) below, no modification, amendment or waiver of any provision of the Certificate or this Agreement, whether by merger, consolidation or otherwise, shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by a Majority of the Members; provided that: (i) no such modification, amendment or waiver will adversely affect the rights hereunder of any of the parties hereto when compared with its effect on the other similarly situated parties hereto without the prior written approval of a majority-in-interest of such adversely affected parties, (ii) no such modification, amendment or waiver will adversely affect the rights hereunder of any holder of Series A Preferred Units without the prior written approval of the holders of a majority of the Series A Preferred Units (provided that such approving holders must include at least one Continuing Series A Preferred Holder if at the time such action is approved there is any Continuing Series A Preferred Holder), and (iii) no such modification, amendment or waiver will adversely affect the rights hereunder of any holder of Class E Common Units without the prior written approval of the holders of a majority of the Class E Common Units (provided that such approving holders must include at least one Continuing Class E Common Holder if at the time such action is approved there is any Continuing Class E Common Holder). For purposes of this Section 12.4, each Option Holder shall be treated as if each Option held by such Option Holder had been exercised in full and such Option Holder had become a Member and the holder of record of the Units issuable upon exercise of any outstanding Option held by such Option Holder as of the date of issuance of such Option. For purposes of this Section 12.4, any merger or consolidation that would have the effect of amending this Agreement pursuant to Section 18-209(f) of the Delaware Act shall be deemed to be an amendment of this Agreement subject to the provisions of this Section 12.4. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b) Notwithstanding anything in Section 12.4(a) above to the contrary, neither the Certificate nor this Agreement may be modified, amended or waived (whether by merger, consolidation or otherwise) without the unanimous written consent of the holders of Series A Preferred Units if the effect of such modification, amendment or waiver would (A) modify the definition of “Yield,” “Unpaid Yield” or “Unreturned Capital Value,” as such defined terms apply to the Series A Preferred Units, (B) repeal or modify Section 7.2 as it specifically relates to the Series A Preferred Units, or (C) repeal or modify the terms of this Section 12.4(b).

(c) Notwithstanding anything in Section 12.4(a) above to the contrary, neither the Certificate nor this Agreement may be modified, amended or waived (whether by merger, consolidation or otherwise) without the unanimous written consent of the holders of Outside Investor Class E Units if the effect of such modification, amendment or waiver would (A) modify the definition of “Points” (as it specifically relates to Class E Common Units) or “Dilution Factor” or (B) repeal or modify the terms of this Section 12.4(c) or the definition of “Outside Investor Class E Common Units.”

(d) Notwithstanding anything in Section 12.4(a) above to the contrary, neither the Certificate nor this Agreement may be modified, amended or waived (whether by merger, consolidation or otherwise) without the prior written approval of either of or, if applicable, both of (x) at least one Continuing Class A-2 Common Holder if at the time of approval of such action there is any Continuing Class A-2 Common Holder, and (y) OHCP (or any of its Affiliates), if OHCP (or any of its Affiliates) is then a Continuing Class A-1 Common Holder, if the effect of such modification, amendment or waiver would (i) modify or repeal the definition of “Points,” “Yield,” “Unpaid Yield” or “Unreturned Capital Value” as such terms specifically relate to the Class A Common Units, (ii) repeal or modify Section 7.2 as it specifically relates to the Class A Common Units, (iii) otherwise reduce the rights granted to any Member or Option Holder under the first sentence of Section 4.2 hereof or Articles VI, VIII or IX hereof, (iv) conflict with the terms of the last sentence of Section 3.1(b) or Section 3.3(b) hereof or (v) repeal or modify the terms of this Section 12.4(d).

(e) Notwithstanding anything in Section 12.4(a) above to the contrary, no modification, amendment or waiver of (whether by merger, consolidation or otherwise): (i) any requirement in this Agreement that any action be approved or joined in by a Continuing Class A-2 Common Holder or the definition of the term “Continuing Class A-2 Common Holder” will be effective as against Northwestern or any of its Affiliates unless either such action is approved in writing by Northwestern or at the time of approval of such action none of Northwestern or any of its Affiliates is a Continuing Class A-2 Common Holder, (ii) any requirement in this Agreement that any action be approved or joined in by a Continuing Class E Common Holder or the definition of the term “Continuing Class E Common Holder” will be effective as against Northwestern or any of its Affiliates unless either such action is approved in writing by Northwestern or at the time of approval of such action none of Northwestern or any of its Affiliates is a Continuing Class E Common Holder, (iii) any requirement in this Agreement that any action be approved or joined in by a Continuing Series A Preferred Holder or the definition of the term “Continuing Series A Preferred Holder” will be effective as against Northwestern or any of its Affiliates unless either such action is approved in writing by Northwestern or at the time of approval of such action none of Northwestern or any of its Affiliates is a Continuing Series A Preferred Holder, or (iv) this Section 12.4(e) will be effective as against Northwestern or any of its Affiliates unless any such action is approved by Northwestern or at the time of approval of such action none of Northwestern or any of its Affiliates is a Continuing Class A Common Holder, a Continuing Class E Common Holder or a Continuing Series A Preferred Holder.

(f) Notwithstanding anything in Section 12.4(a) above to the contrary, no modification, amendment or approval of (whether by merger, consolidation or otherwise): (i) any requirement in this Agreement that any action be approved or joined in by a Continuing Class A-2 Common Holder or the definition of the term “Continuing Class A-2 Common Holder” will be effective as against New York Life or any of its Affiliates unless either such action is approved in writing by New York Life or at the time of approval of such action none of New York Life or any of its Affiliates is a Continuing Class A-2 Common Holder, (ii) any

requirement in this Agreement that any action be approved or joined in by a Continuing Class E Common Holder or the definition of the term “Continuing Class E Common Holder” will be effective as against New York Life or any of its Affiliates unless either such action is approved in writing by New York Life or at the time of approval of such action none of New York Life or any of its Affiliates is a Continuing Class E Common Holder, (iii) any requirement in this Agreement that any action be approved or joined in by a Continuing Series A Preferred Holder or the definition of the term “Continuing Series A Preferred Holder” will be effective as against New York Life or any of its Affiliates unless either such action is approved in writing by New York Life or at the time of approval of such action none of New York Life or any of its Affiliates is a Continuing Series A Preferred Holder, or (iv) this Section 12.4(f) will be effective as against New York Life or any of its Affiliates unless either such action is approved by New York Life or at the time of approval of such action none of New York Life or any of its Affiliates is a Continuing Class A Common Holder, a Continuing Class E Common Holder or a Continuing Series A Preferred Holder.

(g) Notwithstanding anything in Section 12.4(a) above to the contrary, no modification, amendment or waiver (whether by merger, consolidation or otherwise) of any requirement in this Agreement that any action be approved or joined in by a Continuing Class A-1 Common Holder or by OHCP at any time when OHCP is a Continuing Class A-1 Common Holder, or of the definition of the term “Continuing Class A-1 Common Holder,” or of this Section 12.4(g), will be effective as against any Oak Hill Purchaser or any Affiliate thereof unless either such action is approved in writing by OHCP or at the time of approval of such action none of OHCP or any of its Affiliates is a Continuing Class A-1 Common Holder.

(h) Notwithstanding anything in this Section 12 to the contrary, a modification, amendment or waiver (whether by merger, consolidation or otherwise) made to reflect (A) the terms and conditions of any new class or series of Equity Securities (with respect to such Equity Securities) and any restrictions, rights, preferences and privileges associated therewith or (B)the restrictions on or rights of any Person who purchases any Equity Securities of the Company after the date hereof (with respect to such Equity Securities) shall, in each case, require only the approval of a Majority of the Members; provided that no such modification, amendment or waiver will adversely affect the rights hereunder of any of the parties hereto when compared with its effect on the other similarly situated parties hereto without the prior written approval of a majority-in-interest of such adversely affected parties.

12.5 Binding Effect. Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Members and Option Holders and their respective distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns; provided that none of (a) the rights of Northwestern (or any of its Affiliates), in its capacity as a Continuing Class A-2 Common Holder, Continuing Class E Common Holder and/or Continuing Series A Preferred Holder, pursuant to the definition of the terms “Outside Class E Majority” or “Majority Redeeming Class E Holders,” Section 5.9 or Section 12.4 may be assigned (other than to an Affiliate of Northwestern), (b) the rights of New York Life (or any of its Affiliates), in its capacity as a Continuing Class A-2 Common Holder, Continuing Class E Common Holder and/or Continuing Series A Preferred Holder, pursuant to the definition of the terms “Outside Class E Majority” or “Majority Redeeming Class E Holders,”

Section 5.9 or Section 12.4 may be assigned (other than to an Affiliate of New York Life), nor (c) the rights of OHCP or any Oak Hill Purchaser (or any of their respective Affiliates), in its capacity as a Continuing Class A-1 Common Holder, pursuant to Section 12.4, or pursuant to the third or fifth sentence of Section 9.5, may be assigned (other than to an Affiliate of OHCP or such Oak Hill Purchaser), in each case, without both the prior written consent of the Company and approval of a Majority of the Board.

12.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Company and the Member or Option Holder who executed the same, but all of such counterparts shall constitute the same agreement.

12.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

12.8 Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Members and Option Holders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

12.9 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.10 No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.11 Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement (including the Related Agreements) embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way (including the Existing Agreement). This Agreement shall be deemed effective on the date hereof upon the execution hereof.

12.12 Parties in Interest. Nothing herein shall be construed to be to the benefit of or enforceable by any Person that is not a party hereto including any creditor of the Company.

12.13 Inconsistent Provisions of the Members Agreement. In the event that, at any time, any provision of this Agreement is inconsistent with the requirements of any provision of the Members Agreement, the terms of the Members Agreement shall supersede and prevail over the provisions of this Agreement, and the Members shall take such action as may be necessary to amend any such provision in this Agreement to conform with such requirements of the Members Agreement.

12.14 Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH MEMBER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH MEMBER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE COMPANY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

12.15 Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

* * * * *

IN WITNESS WHEREOF, the undersigned, have executed this Limited Liability Company Agreement as of the date first written above.

ATLANTIC BROADBAND GROUP, LLC

By:	/s/ Edward T. Holleran

	Name:	Edward T. Holleran
	Title:	Chief Operating Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Signature Page to LLC Agreement

ABRY PARTNERS IV, L.P.

By:	ABRY Capital Partners, L.P., Its General Partner

By:	ABRY Capital Partners, LLC, Its General Partner

By:	/s/ Jay Grossman

	Name:	Jay Grossman
	Title:	Vice President

ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC

By:	/s/ Jay Grossman

	Name:	Jay Grossman
	Title:	Vice President

ABRY MEZZANINE PARTNERS, L.P.

By:	ABRY Mezzanine Investors, L.P., Its general partner

By:	ABRY Mezzanine Holdings LLC Its general partner

By:	/s/ Jay Grossman

	Name:	Jay Grossman
	Title:	Vice President

Signature Page to LLC Agreement

OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

By:	OHCP GenPar, L.P., its general partner
By:	OHCP MGP, L.L.C., its general partner

By:	/s/ Kevin G. Levy

	Name:	Kevin G. Levy
	Title:	Vice President

OAKHILL CAPITAL PARTNERS, L.P.

By:	OHCP GenPar, L.P., its general partner
By:	OHCP MGP, L.L.C., its general partner

By:	/s/ Kevin G. Levy

	Name:	Kevin G. Levy
	Title:	Vice President

OHCP ATLANTIC, L.L.C.

By:	Oak Hill Capital Partners, L.P., its managing member
By:	OHCP GenPar, L.P., its general partner
By:	OHCP MGP, L.L.C., its general partner

By:	/s/ Kevin G. Levy

	Name:	Kevin G. Levy
	Title:	Vice President

THE BOARD OF TRUSTEES OF THE LELAND STANDFORD JUNIOR UNIVERSITY (DAPER 2)

By:	/s/ Georganne Perkins

	Name:	Georganne Perkins
	Title:	Director, Private Equity

Signature Page to LLC Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Mark E. Kishler

	Name:	Mark E. Kishler
	Its:	Authorized Representative

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Cécile Baker

	Name:	Cécile Baker
	Title:	Vice President

NEW YORK LIFE CAPITAL PARTNERS, L.P.

By:	NYLCAP Manager LLC
Its:	Investment Manager

By:	/s/ J M. Barker, V

	Name:	James M. Barker, V
	Title:	Vice President

GPSF SECURITIES, INC.

By:	/s/ Molly S. Fergusson

	Name:	Molly S. Fergusson
	Title:	Vice President

56.4

Signature Page to LLC Agreement

/s/ Edward T. Holleran

Edward T. Holleran

/s/ David J. Keefe

David J. Keefe

Signature Page to LLC Agreement

/s/ Patrick Bratton

Patrick Bratton

Signature Page to LLC Agreement

/s/ Chris Daly

Chris Daly

Signature Page to LLC Agreement

/s/ David Dane

David Dane

Signature Page to LLC Agreement

/s/ Kevin Maguire

Kevin Maguire

Signature Page to LLC Agreement

/s/ Stephen Grossman

Stephen Grossman

Signature Page to LLC Agreement

/s/ Mathew Murphy

Mathew Murphy

Signature Page to LLC Agreement

/s/ Richard Shea

Richard Shea

Signature Page to LLC Agreement

/s/ Thomas Roundtree

Thomas Roundtree

Signature Page to LLC Agreement

/s/ Almis Kuolas

Almis Kuolas

Exhibit A

FORM OF JOINDER [NEW MEMBERS] TO AMENDED

AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS JOINDER to the Amended and Restated Limited Liability Company Agreement of Atlantic Broadband Group, LLC, a Delaware limited liability company (the “Company”), dated as of March [    ], 2004, as amended or restated from time to time, by and among the Company and the Members of the Company (the “Agreement”), is made and entered into as of [                    ] by and between the Company and [                    ] (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Holder has acquired [                    ] [Class/Series] [    ] Units from [                    ] and the Agreement and the Company require Holder, as a holder of such [Class/Series] [    ] Units, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties of this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

2. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

3. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

4. Counterparts. This Joinder may be executed in counterparts each of which, taken together, shall constitute one and the same original.

* * * * *

A-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first written above.

ATLANTIC BROADBAND GROUP, LLC

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

A-2

Exhibit B

FORM OF JOINDER [OPTION HOLDERS] TO

LIMITED LIABILITY COMPANY AGREEMENT

THIS JOINDER to the Amended and Restated Limited Liability Company Agreement of Atlantic Broadband Group, LLC, a Delaware limited liability company (the “Company”), dated as of March [    ], 2004, as amended or restated from time to time, by and among and the Members and Option Holders of the Company (the “Agreement”), is made and entered into as of [                    ] by and between the Company and [                    ] (the “Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, the Holder has acquired an Option to acquire [                    ] [Class/Series] Units and the Agreement and the Company require the Holder, as a holder of such Option, to become a party to the Agreement, and the Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. The Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement applicable to Option Holders as though an original party thereto and shall be deemed an Option Holder for all purposes thereof and entitled to all the rights incidental thereto. The Holder and the Company acknowledge and agree that the Holder is not and shall not be deemed to be a Member as a result of the Holder executing this Joinder and becoming a party to the Agreement.

2. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

3. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

4. Counterparts. This Joinder may be executed in counterparts each of which, taken together, shall constitute one and the same original.

* * * * *

B-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first written above.

ATLANTIC BROADBAND GROUP, LLC

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

B-2

Exhibit C

FORM OF JOINDER [OPTION EXERCISE] TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS JOINDER to the Amended and Restated Limited Liability Company Agreement of Atlantic Broadband Group, LLC, a Delaware limited liability company (the “Company”), dated as of March [    ], 2004, as amended or restated from time to time, by and among and the Members and Option Holders of the Company (the “Agreement”), is made and entered into as of [                    ] by and between the Company and [                    ] (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Holder has exercised Options to acquire [            ] [Class/Series] Units and the Agreement and the Company require Holder, as a holder of such Units, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

2. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of New York, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

3. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

4. Counterparts. This Joinder may be executed in counterparts each of which, taken together, shall constitute one and the same original.

* * * * *

C-1

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

ATLANTIC BROADBAND GROUP, LLC

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

C-2

Exhibit D

DILUTION FACTOR ADJUSTMENT EXAMPLE

See attached.

D-1

Exhibit E

DISTRIBUTION EXAMPLE

See attached.

E-1

SCHEDULE A

Officers of Atlantic Broadband Group, LLC

(as of March 1, 2004)

Name	Title
David J. Keefe	Chief Executive Officer
Edward T. Holleran	Chief Operating Officer
Patrick Bratton	Vice President and Chief Financial Officer
Almis Kuolas	Vice President and Chief Technology Officer
Chris Daly	Vice President and Chief Marketing Officer
Matthew Murphy	Vice President—Corporate Development
Richard Shea	Vice President and Chief Information Officer

Schedule A, Page 1

SCHEDULE B

MEMBERS AND OPTION HOLDER SCHEDULE

(as of March 1, 2004)

Member	Units		Capital Contributions
ABRY Partners IV, L.P.	Class A-1 Common Units	119,933,500		$119,933,500.00
ABRY Investment Partnership, L.P.	Class A-1 Common Units	66,500		$66,500.00
ABRY Mezzanine Partners, L.P.	Series A Preferred Units Class A-1 Common Units Class E-1 Common Units	40,000,000 10,000,000 4,458,363	$ $ $	36,166,667.00 10,000,000.00 3,833,333.00
Oak Hill Capital Partners, L.P.	Class A-1 Common Units	24,777,188		$24,777,188.00
Oak Hill Capital Management Partners, L.P.	Class A-1 Common Units	635,312		$635,312.00
OHCP ATLANTIC, L.L.C.	Class A-1 Common Units	1,337,500		$1,337,500.00
The Board of Trustee of the Leland Stanford Junior University (DAPER 2)	Class A-2 Common Units	250,000		$250,000.00
New York Life Capital Partners, L.P.	Series A Preferred Units Class A-2 Common Units Class E-2 Common Units	15,000,000 8,000,000 1,671,886	$ $ $	13,562,500.00 8,000,000.00 1,437,500.00
The Northwestern Mutual Life Insurance Company	Series A Preferred Units Class A-2 Common Units Class E-2 Common Units	25,000,000 5,000,000 2,786,477	$ $ $	22,604,167.00 5,000,000.00 2,395,833.00
Merrill Lynch Capital Corporation	Series A Preferred Units Class E-2 Common Units	10,000,000 1,114,591	$ $	9,041,667.00 958,333.00
David Keefe	Class B Common Units Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	300,000 1,900,000 1,900,000 1,900,000	$ $ $ $	300,000.00 0.00 0.00 0.00
Edward Holleran	Class B Common Units Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	200,000 1,900,000 1,900,000 1,900,000	$ $ $ $	200,000.00 0.00 0.00 0.00

Member	Units		Capital Contributions
Patrick Bratton	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	316,667 316,667 316,666	$ $ $	0.00 0.00 0.00
Chris Daly	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	276,667 276,667 276,666	$ $ $	0.00 0.00 0.00
David Dane	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	316,667 316,667 316,666	$ $ $	0.00 0.00 0.00
Kevin Maguire	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	238,334 238,333 238,333	$ $ $	0.00 0.00 0.00
Stephen Grossman	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	118,334 118,333 118,333	$ $ $	0.00 0.00 0.00
Matthew Murphy	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	158,334 158,333 158,333	$ $ $	0.00 0.00 0.00
Richard Shea	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	80,000 80,000 80,000	$ $ $	0.00 0.00 0.00
Thomas Roundtree	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	48,334 48,333 48,333	$ $ $	0.00 0.00 0.00
Almis Kuolas	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	316,667 316,667 316,666	$ $ $	0.00 0.00 0.00

Schedule 4.9, Page 2

Member	Units		Capital Contributions
Jack Langer	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	38,334 38,333 38,333	$ $ $	0.00 0.00 0.00
Bartlett Leber	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	75,000 75,000 75,000	$ $ $	0.00 0.00 0.00
Donna Garofano	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	60,000 60,000 60,000	$ $ $	0.00 0.00 0.00
Dave Floberg	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	30,000 30,000 30,000	$ $ $	0.00 0.00 0.00
John Van Luling	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	45,000 45,000 45,000	$ $ $	0.00 0.00 0.00
Holly Delasandro	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	30,000 30,000 30,000	$ $ $	0.00 0.00 0.00
Robert Peznola	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	45,000 45,000 45,000	$ $ $	0.00 0.00 0.00
David Isenberg	Class D-1 Common Units Class D-2 Common Units Class D-3 Common Units	38,334 38,333 38,333	$ $ $	0.00 0.00 0.00

Option Holder	Units Issuable Upon Exercise of Options		Capital Contributions
GPSF Securities, Inc.	Class A-2 Common Units	2,000,000	$1,999,800.00

Schedule 4.9, Page 3